                                                                     EXHIBIT 2.1

                   ----------------------------------------

                          AGREEMENT AND PLAN OF MERGER


                                  by and among


                            FAMILY RESTAURANTS, INC.


                                 FRI-SUB, INC.


                                      and


                               KOO KOO ROO, INC.



                            Dated as of June 9, 1998

                   ----------------------------------------

                               TABLE OF CONTENTS
                               -----------------

                                                                                                      Page
                                                                                                      ----
ARTICLE I

   DEFINITIONS.......................................................................................   1

     SECTION 1.1  Definitions........................................................................   1
                  -----------
ARTICLE II

   THE MERGER........................................................................................   9
     SECTION 2.1  The Merger.........................................................................   9
                  ----------
     SECTION 2.2  Effects of the Merger..............................................................   9
                  ---------------------
     SECTION 2.3  Certificate of Incorporation and By-Laws...........................................  10
                  ----------------------------------------
     SECTION 2.4  Directors..........................................................................  10
                  ---------
     SECTION 2.5  Officers...........................................................................  10
                  --------
     SECTION 2.6  Conversion of Shares...............................................................  10
                  --------------------
     SECTION 2.7  Stock Plans........................................................................  11
                  -----------
     SECTION 2.8  Warrants...........................................................................  12
                  --------
     SECTION 2.9  Tax Treatment......................................................................  13
                  -------------
ARTICLE III

   EXCHANGE OF SHARES................................................................................  13
     SECTION 3.1  Surrender of Certificates..........................................................  13
                  -------------------------
     SECTION 3.2  No Dividends.......................................................................  14
                  ------------
     SECTION 3.3  Return to FRI......................................................................  15
                  -------------
     SECTION 3.4  Dissenting Shares..................................................................  15
                  -----------------
     SECTION 3.5  No Further Transfer................................................................  15
                  -------------------

ARTICLE IV

   REPRESENTATIONS AND WARRANTIES OF FRI AND MERGER-SUB..............................................  16
     SECTION 4.1  Organization, Standing and Qualification...........................................  16
                  ----------------------------------------
     SECTION 4.2  Capitalization.....................................................................  16
                  --------------
     SECTION 4.3  Authorization of Agreement and Other Documents.....................................  17
                  ----------------------------------------------
     SECTION 4.4  No Violation.......................................................................  18
                  ------------

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                                                                                                      ----
     SECTION 4.5  Absence of Certain Changes.........................................................  19
                  --------------------------
     SECTION 4.6  Insurance..........................................................................  20
                  ---------
     SECTION 4.7  Financial Statements; Full Disclosure..............................................  21
                  -------------------------------------
     SECTION 4.8  Suppliers; Franchisees.............................................................  21
                  ----------------------
     SECTION 4.9  Intellectual Property..............................................................  22
                  ---------------------
     SECTION 4.10  Litigation........................................................................  22
                   ----------
     SECTION 4.11  Labor Matters.....................................................................  22
                   -------------
     SECTION 4.12  Taxes.............................................................................  24
                   -----
     SECTION 4.13  Employee Benefit Plans; ERISA.....................................................  25
                   -----------------------------
     SECTION 4.14  Change in Control.................................................................  27
                   -----------------
     SECTION 4.15  Governmental Consents.............................................................  27
                   ---------------------
     SECTION 4.16  Title to Properties...............................................................  27
                   -------------------
     SECTION 4.17  Environmental Matters.............................................................  28
                   ---------------------
     SECTION 4.18  Books and Records.................................................................  28
                   -----------------
     SECTION 4.19  Contracts; No Defaults............................................................  29
                   ----------------------
     SECTION 4.20  Form S-4; KKR Proxy Statement.....................................................  29
                   -----------------------------
ARTICLE V

   REPRESENTATIONS AND WARRANTIES OF KKR.............................................................  30
     SECTION 5.1   Organization, Standing and Qualification..........................................  30
                   ----------------------------------------
     SECTION 5.2   Capitalization....................................................................  31
                   --------------
     SECTION 5.3   Authorization of Agreement and Other Documents....................................  31
                   ----------------------------------------------
     SECTION 5.4   No Violation......................................................................  32
                   ------------
     SECTION 5.5   Absence of Certain Changes........................................................  33
                   --------------------------
     SECTION 5.6   Insurance.........................................................................  34
                   ---------
     SECTION 5.7   Financial Statements; Full Disclosure.............................................  35
                   -------------------------------------
     SECTION 5.8   Suppliers; Franchisees............................................................  35
                   ----------------------
     SECTION 5.9   Intellectual Property.............................................................  36
                   ---------------------
     SECTION 5.10  Litigation........................................................................  36
                   ----------
     SECTION 5.11  Labor Matters.....................................................................  36
                   -------------
     SECTION 5.12  Taxes.............................................................................  38
                   -----
     SECTION 5.13  Employee Benefit Plans; ERISA.....................................................  39
                   -----------------------------
     SECTION 5.14  Change in Control.................................................................  41
                   -----------------
     SECTION 5.15  Governmental Consents.............................................................  41
                   ---------------------
     SECTION 5.16  Title to Properties...............................................................  41
                   -------------------
     SECTION 5.17  Environmental Matters.............................................................  42
                   ---------------------

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                                                                                                      ----
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     SECTION 5.18  Books and Records.................................................................  43
                   -----------------
     SECTION 5.19  Contracts; No Defaults............................................................  43
                   ----------------------
     SECTION 5.20  Form S-4; Proxy Statement.........................................................  45
                   -------------------------
ARTICLE VI

   COVENANTS OF FRI..................................................................................  45
     SECTION 6.1  Sale of the Hamlet Shares to FRI-MRD...............................................  45
                  ------------------------------------
     SECTION 6.2  Loan to KKR........................................................................  45
                  -----------
     SECTION 6.3  Conduct of Business Pending Merger.................................................  46
                  ----------------------------------
     SECTION 6.4  No Solicitation....................................................................  48
                  ---------------
     SECTION 6.5  Amendment of Certificate and Bylaws;
                  ------------------------------------
                   Recapitalization..................................................................  49
                   ----------------
     SECTION 6.6  Nasdaq National Market Quotation...................................................  49
                  --------------------------------
     SECTION 6.7  Indemnification and Insurance......................................................  49
                  -----------------------------
     SECTION 6.8  Employee Benefits; Severance.......................................................  51
                  ----------------------------
     SECTION 6.9  Filing of Form S-8.................................................................  51
                  ------------------
ARTICLE VII

   COVENANTS OF KKR..................................................................................  51
     SECTION 7.1  Sale of the Hamlet Shares to FRI-MRD...............................................  51
                  ------------------------------------
     SECTION 7.2  Loan to KKR........................................................................  52
                  -----------
     SECTION 7.3  Conduct of Business Pending Merger.................................................  52
                  ----------------------------------
     SECTION 7.4  No Solicitation....................................................................  55
                  ---------------
     SECTION 7.5  KKR Stockholder Approval...........................................................  55
                  ------------------------
     SECTION 7.6  Affiliates.........................................................................  55
                  ----------
     SECTION 7.7  Employee Benefit Matters...........................................................  56
                  ------------------------
ARTICLE VIII

   MUTUAL COVENANTS..................................................................................  56
     SECTION 8.1  Access to Information..............................................................  56
                  ---------------------
     SECTION 8.2  Preparation of Form S-4 and the
                  -------------------------------
                    KKR Proxy Statement..............................................................  57
                    -------------------
     SECTION 8.3  Reasonable Efforts.................................................................  57
                  ------------------
     SECTION 8.4  Brokers or Finders.................................................................  57
                  ------------------

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                                                                                                      ----
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     SECTION 8.5  Notification of Certain Matters....................................................  58
                  -------------------------------
     SECTION 8.6  Further Information................................................................  58
                  -------------------
     SECTION 8.7  Fees and Expenses..................................................................  58
                  -----------------
     SECTION 8.8  Accountants' Letters...............................................................  59
                  --------------------
     SECTION 8.9  Public Announcements...............................................................  60
                  --------------------
ARTICLE IX

   CONDITIONS........................................................................................  60
     SECTION 9.1  Conditions to Each Party's Obligation to
                  ----------------------------------------
                    Effect the Merger................................................................  60
                    -----------------
     SECTION 9.2  Conditions of Obligations of FRI...................................................  61
                  --------------------------------
     SECTION 9.3  Conditions of Obligations of KKR...................................................  62
                  --------------------------------
ARTICLE X

   TERMINATION AND AMENDMENT.........................................................................  63
     SECTION 10.1  Termination.......................................................................  63
                   -----------
     SECTION 10.2  Effect of Termination.............................................................  64
                   ---------------------
     SECTION 10.3  Amendment.........................................................................  64
                   ---------
     SECTION 10.4  Extension; Waiver.................................................................  64
                   -----------------
ARTICLE XI

   MISCELLANEOUS.....................................................................................  65
     SECTION 11.1  Notices...........................................................................  65
                   -------
     SECTION 11.2  Descriptive Headings..............................................................  66
                   --------------------
     SECTION 11.3  Counterparts......................................................................  66
                   ------------
     SECTION 11.4  Entire Agreement; Assignment......................................................  66
                   ----------------------------
     SECTION 11.5  Governing Law.....................................................................  66
                   -------------
     SECTION 11.6  Specific Performance..............................................................  66
                   --------------------
     SECTION 11.7  Parties in Interest...............................................................  66
                   -------------------
     SECTION 11.8  Attorneys' Fees...................................................................  67
                   ---------------
     SECTION 11.9  Survival of Representations and Warranties........................................  67
                   ------------------------------------------
     SECTION 11.10  Obligation of FRI................................................................  67
                    -----------------
     SECTION 11.11  Validity.........................................................................  67
                    --------

EXHIBITS

Exhibit 1.1 - Terms of Permitted Transactions
Exhibit 2.1 - Form of Certificate of Merger
Exhibit 6.1 - Form of Hamlet Stock Purchase Agreement
Exhibit 6.2 - Form of Bridge Loan Agreement
Exhibit 6.5A1 - Forms of FRI Amended Certificate of Incorporation
Exhibit 6.5A2 - Form of FRI Amended Bylaws
Exhibit 6.5B - Form of further Amendment to FRI Certificate of Incorporation
Exhibit 7.6 - Form of Rule 145 Affiliate Agreement
Exhibit 8.8 - Form of Joint Press Release
Exhibit 9.2(c) - Form of KKR's Officer's Certificate
Exhibit 9.2(d) - Form of Opinion of Counsel to KKR
Exhibit 9.3(c) - Reconstituted Board of Directors of FRI
Exhibit 9.3(d) - Form of FRI's Officer's Certificate
Exhibit 9.3(e) - Form of Opinion of Counsel to FRI

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated as of June 9, 1998,
                                        ---------
by and among Family Restaurants, Inc., a Delaware corporation ("FRI"), FRI-Sub,
                                                                ---
Inc., a Delaware corporation and indirect wholly owned subsidiary of FRI

("Merger-Sub") and Koo Koo Roo, Inc., a Delaware corporation ("KKR").
------------                                                   ---

                                   ARTICLE I

                                  DEFINITIONS

      SECTION 1.1  Definitions.  The following definitions when used herein
                   -----------
shall have the following meanings:

"Acquisition Proposal" means with respect to any Person, any offer or proposal
 --------------------
for, or any indication of interest in, the acquisition of a material equity interest in, or substantial portion of the assets of, any such Person, including by way of a merger, consolidation or other business combination involving such Person, or any of its Subsidiaries; provided, however, that, as used in this Agreement, the term "Acquisition Proposal" shall not apply to (i) any Permitted Transaction or (ii) in the case of KKR, the primary issuance, in a single transaction or series of related transactions, of equity securities that results in gross proceeds to KKR of not more than $20 million.

"Adjusted KKR Shares" means the sum of (a) the aggregate number of KKR Common
 -------------------
Shares outstanding immediately prior to the Effective Time on a fully diluted, as converted basis (assuming the exercise or conversion of (i) all options and warrants with an exercise price of less than $5.00, (ii) all other securities convertible into or exchange able for KKR Common Shares, including without limitation, the KKR Preferred Shares (assuming such Preferred Shares are converted as provided for in Section 2.6(b) hereof) and (iii) all other rights to purchase or receive KKR Common Shares and (b) the aggregate number of KKR Common Shares that would be required to be issued, assuming KKR elected to issue additional KKR Common Shares rather than pay cash, pursuant to Section 4.6 of the Hamlet Purchase Agreement assuming that the Fair Market Value (as such term is defined in the Hamlet Purchase Agreement) of a KKR Common Share on the Valuation Date (as such term is defined in the Hamlet Purchase Agreement) is calculated based on the average closing price of the KKR Common Shares on the Nasdaq National Market for the ten trading days immediately preceding (but not including) the Effective Date.

"Affiliate" of any specified Person means any other Person, directly or
 ---------
indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

"Applicable Agreement" means with respect to any Person, any bond, debenture,
 --------------------
note or any other evidence of indebtedness, indenture, mortgage, deed of trust, lease, contract, agreement, license or instrument to which such Person or any of its Subsidiaries is a party or by which any of their respective properties or assets is bound.

"Applicable Employment Law" means any Applicable Law governing or respecting
 -------------------------
employment or the termination thereof, employment practices, terms and conditions of employment, wages, hours of work, occupational safety and health, immigration, family and medical leave, or discriminatory, wrongful or tortious conduct in connection with the employment relationship.

"Applicable Law" means any law, statute, ordinance, judgment, injunction,
 --------------
decree, writ, regulation, notice requirement, rule or order of any court or Governmental Authority, and any other governmental restrictions or requirements, including (without limitation) pursuant to any permit or license.

"Audit" means any audit, assessment of Taxes, other examination by any Tax
 -----
Authority or proceeding or appeal of such proceeding relating to Taxes.

"Benefit Plan" means each bonus, deferred compensation, incentive compensation,
 ------------
stock purchase, stock option, employment, consulting, severance or termination pay, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program, agreement or arrangement, and each other "employee benefit plan" (within the meaning of Section 3(3) of ERISA), whether formal or informal, written or oral and whether legally binding or not, that is sponsored, maintained or contributed to or was sponsored, maintained or contributed to at any time by a Person, any Subsidiary or any ERISA Affiliate of any Person or Subsidiary within the last six years, for the benefit of any employee, former employee, consultant, officer, or director of such Person, other than any Multiemployer Plan.

"Certificate" means a certificate that immediately prior to the Effective Time
 -----------
represented KKR Shares.

"Certificate of Merger" means the certificate of merger providing for the Merger
 ---------------------
in substantially the form attached as Exhibit 2.1 hereto.

"Charter Documents" means with respect to any Person, the articles or
 -----------------
certificate of incorporation and by-laws, partnership agreement or other organizational documents of such Person.

"Closing" shall have the meaning given in Section 2.1.
 -------

"COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985, as
 -----
amended.

"Code" means the Internal Revenue Code of 1986 and the regulations promulgated
 ----
thereunder, in each case as amended from time to time, and any successor statute, law or regulations.

"Commission" means the Securities and Exchange Commission.
 ----------

"Common Merger Consideration" shall have the meaning given in Section 2.6.
 ---------------------------

"Credit Facility" means the Loan and Security Agreement by and among FRI and its
 ---------------
Subsidiaries, and Foothill Capital Corporation, dated as of January 10, 1997, as amended, a copy of which has been provided to KKR.

"DGCL" means the Delaware General Corporation Law.
 ----

"Dissenting Shares" shall have the meaning given in Section 3.5.
 -----------------

"Documents" means this Agreement and all other agreements or instruments
 ---------
attached as exhibits hereto.

"DOL" means the United States Department of Labor or any similar state agency.
 ---

"EEOC" means the United States Equal Employment Opportunity Commission or any
 ----
similar state agency.

"Effective Time" means the date and time the Merger becomes effective in
 --------------
accordance with the DGCL.

"Environmental Claim" means any claim, action, cause of action, investigation or
 -------------------
notice (written or oral) by any Person alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of or resulting from (a) the presence, or release into the environment, of any Materials of Environmental Concern at any location, whether or not owned or operated by such Persons or any of its Subsidiaries, or (b) any violation of any Environmental Law.

"Environmental Law" means any Applicable Law relating to pollution or the
 -----------------
protection of human health or the environment or to emissions, discharges, releases or threatened releases of any Materials of Environmental Concern into the environment (including without limitation ambient air, surface water, ground water, or land), or otherwise relating to the manufacture, processing, distribution, generation, treatment, storage, disposal, transport or handling of any Materials of Environmental Concern.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended,
 -----
and the rules and regulations promulgated thereunder.

"ERISA Affiliate" means with respect to any Person, any other Person that is a
 ---------------
member of such Person's controlled group, or under common control with such Person, within the meaning of the Code, and includes any trade or business whether or not incorporated, that together with such Person would be deemed a "single employer" within the meaning of Section 4001 of ERISA.

"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the
 ------------
rules and regulations promulgated by the Commission thereunder.

"Exchange Agent" means a bank or trust company that FRI shall designate, subject
 --------------
to the prior approval of KKR, which approval shall not be unreasonably withheld, for purposes of exchanging KKR Shares in accordance herewith.

"Expenses" means all reasonable out-of-pocket expenses and fees (including,
 --------
without limitation, fees and expenses payable to Libra Investments, Inc. for arranging or providing financial advice with respect to the Merger and all reasonable fees and expenses of counsel, accountants, experts and consultants to
FRI) actually incurred by FRI or on its behalf in connection with the consummation of the transactions contem-
plated by this Agreement and the other Documents; provided, that the amount of
                                                  --------
such Expenses shall not exceed $2 million.

"Financial Statements" means (i) with respect to FRI, the financial statements,
 --------------------
together with the notes thereto, contained in the FRI SEC Documents and (ii) with respect to KKR, the financial statements, together with the notes thereto, contained in the KKR SEC Documents.

"Form S-4" means the registration statement on Form S-4 to be filed with the
 --------
Commission in connection with the issuance of FRI Shares in the Merger, including any amendment or supplement thereto.

"FRI Dividend" means a number of FRI Shares such that, immediately following the
 ------------
FRI dividend, the ratio (rounded to two places) of (a) the number of Adjusted KKR Shares to (b) the sum of (i) the number of Adjusted KKR Shares and (ii) the aggregate number of FRI Shares outstanding on a fully diluted basis equals .33.

"FRI-MRD" means FRI-MRD Corporation, a Delaware corporation and a wholly owned
 -------
subsidiary of FRI.

"FRI SEC Documents" means all forms, reports and documents filed by, or required
 -----------------
under Applicable Law to be filed by, FRI or any of its Subsidiaries with the Commission since December 31, 1996, including all exhibits thereto.

"FRI Shares" means shares of common stock, par value $.01 per share, of FRI.
 ----------

"FRI Subsidiaries" means the Subsidiaries of FRI, each of which is identified on
 ----------------
Schedule 4.1 hereof.

"GAAP" means United States generally accepted accounting principles,
 ----
consistently applied.

"Governmental Authority" means any Federal, state, local or foreign court or
 ----------------------
governmental, administrative or regulatory authority or agency.

"Hamlet Purchase Agreement" means that certain Asset Purchase Agreement by and
 -------------------------
between Hamburger Hamlet Restaurants Inc., Hamburger Hamlets Inc., Hamburger Hamlet of Sunset, Inc., Davilew Corporation, Valley Hamlet Corporation, Hamburger Hamlet of Brentwood, Inc., Hamburger Hamlet of Pasadena, Inc., Hamburger Hamlet of

Hollywood, Inc., Hamburger Hamlet of Sepulveda, Inc., Hamburger Hamlet of Palm Springs, Inc., Hamburger Hamlet of Georgetown Square, Inc., 109 South Saint Asaph Street, Inc., Hamburger Hamlet of Agoura Hills, Inc., Hamburger Hamlet of Gaithersburg, Inc., Hamburger Hamlet of Crystal City, Inc., Hamburger Hamlet of Valencia, Inc. and Koo Koo Roo, Inc., dated March 21, 1997.

"Hamlet Shares" means all of the issued and outstanding shares of capital stock
 -------------
of The Hamlet Group, Inc., a California corporation.

"HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as
 -------
amended.

"Intellectual Property" means with respect to any Person, all trademarks,
 ---------------------
service marks, trade names, fictitious business names, copyrights, patents, patent applications, inventions, know-how and trade secrets, in each case owned, used or licensed by, or required to permit the operation of, such Person or any of its Subsidiaries.

"IRS" means the Internal Revenue Service.
 ---

"KKR Common Shares" means the shares of common stock, par value $.01 per share,
 -----------------
of KKR.

"KKR Notes" means the $12 million aggregate principal amount of 13% Senior Notes
 ---------
due August 15, 2000, of KKR.

"KKR Preferred Shares" means the shares of Series A Convertible Preferred Stock,
 --------------------
par value $.01 per share, and Series B Convertible Preferred Stock, par value $.01 per share, of KKR.

"KKR SEC Documents" means all forms, reports and documents filed by, or required
 -----------------
under Applicable Law to be filed by, KKR or any of the KKR Subsidiaries with the Commission since December 31, 1996, including all exhibits thereto.

"KKR Proxy Statement" means the proxy statement of KKR relating to the annual or
 -------------------
special meeting of stockholders of KKR at which such stockholders will be asked to approve and adopt this Agreement and the Merger.

"KKR Shares" means the KKR Common Shares and the KKR Preferred Shares.
 ----------

"KKR Subsidiaries" means the Subsidiaries of KKR, each of which is identified on
 ----------------
Schedule 5.1 hereof.

"Lien" means any mortgage, pledge, lien, encumbrance, charge or adverse claim,
 ----
or a security interest of any kind (including, without limitation, any conditional sale or other title retention agreement or any lease in the nature thereof).

"Material Adverse Change" means with respect to any Person, the occurrence of
 -----------------------
any event or condition that has, or could reasonably be expected to have, a Material Adverse Effect.

"Material Adverse Effect" means with respect to any Person, a material adverse
 -----------------------
effect on (i) the financial position, results of operations, revenues, assets, liabilities, or business of such Person and its Subsidiaries, taken as a whole,
(ii) the ability of such Person or any of its Affiliates to perform its material obligations hereunder or under any other Document or (iii) the validity or enforceability of this Agreement or any other Document; provided, that, in the
                                                        --------
case of KKR, a fluctuation or fluctuations in the trading price of the KKR Common Shares occurring other than as a result of KKR's willful misconduct cannot, in and of itself, constitute a Material Adverse Effect.

"Materials of Environmental Concern" shall mean any regulated quantity of
 ----------------------------------
asbestos in any form, urea formaldehyde, lead-based paint, PCBs, radon gas, crude oil or any fraction thereof, all regulated forms of natural gas, petroleum products or by-products, any regulated radioactive substance, any regulated toxic, infectious, reactive, corrosive, ignitable or flammable chemical or chemical compound and any other regulated hazardous substance, material or waste (as defined in or for purposes of any Environmental Law), whether solid, liquid or gas.

"Merger" means the merger of Merger-Sub with and into KKR.
 ------

"Merger Consideration" means the Common Merger Consideration and the Preferred
 --------------------
Merger Consideration.

"Multiemployer Plan" means with respect to any Person, on any date, a
 ------------------
multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been made at any time during the six-year period ending on or prior to such date, by such Person or any of its ERISA Affiliates and that is covered by Title IV of ERISA.

"NASD" means the National Association of Securities Dealers, Inc.
 ----

"NLRB" means the National Labor Relations Board or any similar state agency.
 ----

"OSHA" means the United States Occupational Safety and Health Administration or
 ----
any similar state agency.

"Permitted Liens" shall have the meaning given thereto in the Credit Facility.
 ---------------

"Permitted Transactions" shall mean the transactions contemplated by this
 ----------------------
Agreement including, without limitation, the declaration of the FRI Dividend pursuant to Section 6.5, and in the case of KKR, any transaction between KKR or any KKR Subsidiary, on the one hand, and any other Person, on the other, providing for (a) the bona fide, arms length sale to such Person of (i) all of the capital stock of, or substantially all of the assets of, Arrosto Coffee Company, Inc. or Color Me Mine, Inc., or (ii) owned and operated stores of Color Me Mine, Inc. or (b) payments to landlords in connection with obtaining consents to the transactions contemplated hereby (and the amendment of leases to require such payments), in each case substantially on the terms attached hereto as
Exhibit 1.1.

"Person" means any individual, partnership, corporation, limited liability
 ------
company, joint venture, association, joint-stock company, trust, unincorporated organization, government or agency or political subdivision thereof, or other entity.

"PBGC" means the Pension Benefit Guaranty Corporation.
 ----

"Preferred Merger Consideration" shall have the meaning given in Section 2.6.
 ------------------------------

"Proceeding" means an action, claim, suit or proceeding (including, without
 ----------
limitation, an investigation or partial proceeding, such as a deposition).

"Securities Act" means the Securities Act of 1933, as amended, and the rules and
 --------------
regulations promulgated by the Commission thereunder.

"Subsidiary" means with respect to any Person, (a) a corporation a majority of
 ----------
whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by a subsidiary of such Person, or by such Person and one or more subsidiaries of such Person, (b) a partnership in which such Person or a subsidiary of such Person is a general partner of such partnership, or (c) any other Person (other than a corporation) in which such Person, a subsidiary of such Person or such Person and one or more subsidiaries of such Person, directly or indirectly, has

(i) at least a majority ownership interest or (ii) the power to elect or direct the election of the directors or other governing body of such Person.

"Surviving Corporation" shall have the meaning given in Section 2.1.
 ---------------------

"Taxes" means all Federal, state, local and foreign taxes, and other assessments
 -----
of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto.

"Tax Authority" means the Internal Revenue Service and any other domestic or
 -------------
foreign governmental authority responsible for the administration of any Taxes.

"Tax Returns" means all Federal, state, local and foreign tax returns,
 -----------
declarations, statements, reports, schedules, forms and information returns and any amended Tax Return relating to Taxes.

"ULP" means an unfair labor practice as defined in the National Labor Relations
 ---
Act or other Applicable Law.

"WARN Act" means the Worker Adjustment and Retraining Notification Act of 1988,
 --------
and any successor statute or law thereto.

                                  ARTICLE II

                                  THE MERGER

      SECTION 2.1  The Merger.  Upon the terms and subject to the conditions
                   ----------
hereof, and in accordance with the relevant provisions of the DGCL (i) Merger-Sub shall be merged with and into KKR and (ii) the Certificate of Merger shall be duly prepared, executed and filed by KKR, as the surviving corporation (the

"Surviving Corporation") in the Merger, as promptly as practicable following the
----------------------
satisfaction or waiver of the conditions set forth in Article IX hereof, but in no event later than two business days thereafter, unless the parties hereto shall otherwise agree. Following the Merger, the Surviving Corporation shall continue under the name Koo Koo Roo, Inc. and the separate corporate existence of Merger-Sub shall cease. Immediately prior to the filing of the Certificate of Merger, a closing (the "Closing") shall take place at the offices of Skadden,
                           -------
Arps, Slate, Meagher & Flom LLP, 300 South Grand Avenue, Los Angeles, California, or such other place and at such time as the parties shall agree.

      SECTION 2.2  Effects of the Merger.  The Merger shall have the effects
                   ---------------------
set forth in Sections 259, 260 and 261 of the DGCL.

      SECTION 2.3  Certificate of Incorporation and By-Laws.  Subject to
                   ----------------------------------------
Section 6.7, the Certificate of Incorporation and the By-laws of Merger-Sub, in each case as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation and By-laws of the Surviving Corporation until duly amended in accordance with applicable law.

      SECTION 2.4  Directors.  The persons identified on Schedule 2.4 shall
                   ---------
be the initial directors of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation, or their earlier death, resignation or removal.

      SECTION 2.5  Officers.  The persons identified on Schedule 2.5 shall
                   --------
be the initial officers of the Surviving Corporation and shall serve as the officers of the Surviving Corporation at the pleasure of the Board of Directors of the Surviving Corporation.

      SECTION 2.6  Conversion of Shares.  At the Effective Time, by virtue
                   --------------------
of the Merger and without any action on the part of the holders thereof:

          (a) Subject to Section 3.2, each issued KKR Common Share outstanding at the Effective Time, other than (i) KKR Common Shares to be cancelled in accordance with Section 2.6(c) hereof and (ii) Dissenting Shares, if any, shall automatically be converted into and become the right to receive one FRI Share (the "Common Merger Consideration").
      ---------------------------

          (b) Subject to Section 3.2, each issued KKR Preferred Share outstanding at the Effective Time, other than (i) KKR Preferred Shares to be canceled in accordance with Section 2.6(c) hereof and (ii) Dissenting Shares, if any, shall automatically be converted into the right to receive the number of FRI Shares that the holder of such KKR Preferred Share would have been entitled to receive pursuant to Section 2.6(a) had such holder converted such KKR Preferred Share into KKR Common Shares immediately prior to the Effective Time in accordance with the terms of the Certificate of Designation of KKR relating to such KKR Preferred Share (the "Preferred Merger Consideration").
                                  ------------------------------

          (c) Each share of capital stock of KKR that is held in the treasury of KKR and each share of capital stock of KKR held by FRI or any FRI Subsidiary shall be canceled and retired and cease to exist and no consideration shall be issued in exchange therefor.

          (d) The issued and outstanding shares of capital stock of Merger-Sub shall be converted into and become, in the aggregate, 1,000 fully paid and nonassessable shares of common stock of the Surviving Corporation, which thereafter will constitute all of the issued and outstanding capital stock of the Surviving Corporation.

      SECTION 2.7  Stock Plans.
                   -----------

          (a) Prior to the Effective Time, the Board of Directors of KKR and the Board of Directors of FRI (or, if appropriate, a committee thereof) shall adopt appropriate resolutions and take all other actions necessary, including, without limitation, amending the KKR Stock Plans (as defined below), to provide that effective at the Effective Time, the KKR Stock Awards Plan, as amended, The Koo Koo Roo, Inc. Directors' Stock Option Plan, as amended, the 1997 Stock Option Plan for Restaurant Employees and Management and all other stock-based compensatory arrangements identified on Schedule 2.7, if any (the "KKR Stock
                                                                   ---------
Plans"), and all outstanding, unexercised stock options (the "KKR Options")
-----                                                         -----------
heretofore granted pursuant to the KKR Stock Plans, shall be assumed by FRI and upon the occurrence of the Effective Time, and without any action by the holder thereof, such KKR Options shall be converted automatically into options (the

"Roll-over Options") to purchase FRI Shares, on the same terms and conditions as
------------------
were applicable under the KKR Stock Plans, in an amount and at an exercise price as provided below:

          (i) the number of FRI Shares to be the subject of the Roll-over Option shall be equal to the number of KKR Common Shares remaining (as of immediately prior to the Effective Time) subject to the original KKR Option; and

          (ii) the exercise price per FRI Share under the Roll-over Option shall be equal to the exercise price per KKR Share under the original KKR Option.

The adjustment provided in this Section 2.7 with respect to any options which are "incentive stock options" as defined in section 422 of the Code shall be and is intended to be effected in a manner which is consistent with section 424(a) of the Code. After the Effective Time, each Roll-over Option shall be exercisable and shall, if not accelerated, vest upon the same terms and conditions as were applicable to the related KKR Option immediately prior to the Effective Time (except that, (x) with regard to such Roll-over Option, any references to KKR shall be deemed, as appropriate, to include FRI and (y) the vesting of options outstanding under the plans identified on Schedule 2.7 may be accelerated at the Effective Time).

          (b) FRI shall take all corporate action necessary to reserve for issuance a sufficient number of FRI Shares for delivery pursuant to the KKR Stock Plans assumed in accordance with this Section 2.7. As soon as practicable after the Effective Time, (i) FRI shall deliver to the participants in the KKR Stock Plans appropriate notice setting forth such participants' rights pursuant thereto including, without limitation, the undertakings made in this Section 2.7 and (ii) shall file and use commercially reasonable efforts to obtain the effectiveness of a registration statement on Form S-8 (or appropriate successor form) (the "Form S-8") with respect to the FRI Shares subject to Roll-over
            --------
Options and maintain the current status of such registration statement and the related prospectus(es) for so long as such assumed options remain outstanding.

          (c) The Board of Directors of each of FRI and KKR shall, prior to the Effective Time, as appropriate, take appropriate action to approve the deemed cancellation of the KKR Options and the deemed grant of the Roll-over Options for purposes of Section 16(b) of the Exchange Act.

      SECTION 2.8  Warrants.
                   --------

          (a) Prior to the Effective Time, the Board of Directors of KKR and the Board of Directors of FRI (or, if appropriate, a committee thereof) shall adopt appropriate resolutions and take all other actions necessary, including, without limitation, amending any applicable warrant agreements, to provide that effective at the Effective Time, all warrants to purchase KKR Common Shares issued pursuant to the warrant agreements and arrangements set forth on Schedule
2.8 (the "KKR Warrants"), shall be assumed by FRI and upon the occurrence of the
          ------------
Effective Time, and without any action by the holder thereof, such KKR Warrants shall be converted automatically into warrants (the "Roll-over Warrants") to
                                                     ------------------
purchase FRI Shares, on the same terms and conditions as were applicable under the KKR Warrants, in an amount and at an exercise price as provided below:

          (i) the number of FRI Shares to be the subject of the Roll-over Warrant shall be equal to the number of KKR Common Shares remaining (as of immediately prior to the Effective Time) subject to the original KKR Warrant; and

          (ii) the exercise price per FRI Share under the Roll-over Warrant shall be equal to the exercise price per KKR Share under the original KKR Warrant.

After the Effective Time, each Roll-over Warrant shall be exercisable and shall, if not accelerated, vest upon the same terms and conditions (if any) as were applicable to the related KKR Warrant immediately prior to the Effective Time (except that, with regard to such Roll-over Warrant, any references to KKR shall be deemed, as appropriate, to include FRI).

          (b) FRI shall take all corporate action necessary to reserve for issuance a sufficient number of FRI Shares for delivery pursuant to the KKR Warrants assumed in accordance with this Section 2.8.

          (c) The Board of Directors of each of FRI and KKR shall, prior to the Effective Time, as appropriate, take appropriate action to approve the deemed cancellation of the KKR Warrants and the deemed grant of the Roll-over Warrants for purposes of Section 16(b) of the Exchange Act.

      SECTION 2.9  Tax Treatment.  It is intended that the Merger shall
                   -------------
constitute a tax-free reorganization within the meaning of Section 368(a) of the Code.

                                  ARTICLE III

                               EXCHANGE OF SHARES

      SECTION 3.1  Surrender of Certificates.
                   -------------------------

          (a) At the Effective Time, FRI shall provide to the Exchange Agent, in trust for the benefit of the holders of KKR Shares for exchange in accordance with this Article III, certificates representing the aggregate number of FRI Shares issuable pursuant to Section 2.6 of this Agreement. As soon as practicable after the Effective Time, FRI shall cause to be mailed, by first class mail, to each holder of record of KKR Shares immediately prior to the Effective Time, a form letter of transmittal for return to the Exchange Agent and instructions for use in effecting the surrender of Certificates in exchange for certificates representing FRI Shares and cash in lieu of fractional share interests, if applicable. Upon surrender of a Certificate to the Exchange

Agent, together with such letter of transmittal, duly completed and executed, the holder of KKR Shares formerly represented by such Certificate shall be entitled to receive and shall receive in exchange therefor the Merger Consideration for each KKR Share formerly represented by such Certificate, and the Certificate so surrendered shall be canceled.

          (b) Until surrendered as contemplated by this Article III, from and after the Effective Time, FRI shall be entitled to treat each Certificate which has not been surrendered for exchange (other than Certificates represented by Dissenting Shares, if any), as evidencing the ownership of the number of full FRI Shares into which the KKR Shares represented by the Certificate shall have been converted pursuant to Section 2.6, notwithstanding the failure to surrender the Certificate. If a certificate representing FRI Shares is to be issued or a cash payment in lieu of fractional share interests is to be made to a person other than the one in whose name the Certificate surrendered in exchange therefor is registered, it shall be a condition to such issuance or payment that such Certificate so surrendered be properly endorsed (or accompanied by an appropriate instrument of transfer) and accompanied by evidence reasonably satisfactory to the Exchange Agent that any applicable stock transfer or other taxes required by reason of payment to a person other than the registered holder of such Certificate have been paid or provided for.

          (c) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the registered holder of such lost, stolen or destroyed Certificate in form and substance reasonably acceptable to FRI and the Exchange Agent and, if requested by FRI, accompanied by a bond in a reasonable amount satisfactory to FRI and the Exchange Agent, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration and cash in lieu of fractional share interests deliverable in respect thereof pursuant to this Agreement.

          (d) FRI shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Certificates such amounts, if any, as it is required to deduct and withhold with respect to the making of such payment under the Code, or any applicable provision of state, local or foreign law.

      SECTION 3.2  No Dividends.  Notwithstanding anything herein to the
                   ------------
contrary, no dividends or other distributions declared or made after the Effective Time with respect to FRI Shares with a record date after the Effective Time shall be paid to the holder of FRI Shares represented by any unsurrendered Certificate until such holder shall surrender such Certificate. Dividends or other distributions with a record date after the Effective Time payable in respect of FRI Shares held by the Exchange Agent, if any, shall be held in trust for the benefit of such holders, without interest, until the time such Certificates are duly surrendered in accordance with the terms hereof.

      SECTION 3.3  Return to FRI.  Any FRI Shares exchanged for Certificates
                   -------------
within twelve months after the Effective Time and any dividends and distributions held by the Exchange Agent for payment or delivery to the holders of unsurrendered Certificates and unclaimed at the end of such twelve-month period shall be redelivered or repaid by the Exchange Agent to FRI (which thereafter shall act as the Exchange Agent), after which time any holder of Certificates who has not theretofore delivered or surrendered such Certificates to the Exchange Agent, subject to Applicable Law, may thereafter surrender such Certificates to FRI in exchange for the Merger Consideration and for payment of any such dividends or distributions. Notwithstanding the foregoing, none of the Exchange Agent, the Surviving Corporation or any other party hereto shall be liable to a holder of KKR Shares for any Merger Consideration or dividends or distributions properly delivered to a public official pursuant to applicable escheat or similar laws.

      SECTION 3.4  Dissenting Shares.  If appraisal rights are available
                   -----------------
under the DGCL to holders of any KKR Shares in connection with the Merger, any issued and outstanding KKR Shares entitled thereto that have not been voted for approval of this Agreement and the transactions contemplated hereby and with respect to which appraisal shall have been properly demanded in accordance with
Section 262 of the DGCL ("Dissenting Shares") shall not be converted into the
                          -----------------
right to receive the Merger Consideration and each holder thereof shall have only such rights as are provided in Section 262 of the DGCL unless and until such holder withdraws his demand for such appraisal in accordance with Section 262(e) of the DGCL or otherwise loses his right to such appraisal. If a holder of Dissenting Shares shall properly withdraw his demand for appraisal or shall otherwise lose his right to such appraisal, then, as of the Effective Time or the occurrence of such event, whichever last occurs, such holder's Dissenting Shares shall cease to be Dissenting Shares and shall be converted into and represent the right to receive the Merger Consideration without interest thereon. Prior to the Effective Time, KKR shall give FRI prompt notice of any written demands for appraisal or withdrawals of demands for appraisal received by KKR pursuant to Section 262 of the DGCL and, except with the prior written consent of FRI, which may be given or withheld in its sole discretion, shall not settle or offer to settle any such demands. Any payment in respect of Dissenting Shares shall be made solely from the funds of KKR.

      SECTION 3.5  No Further Transfer.  Following the Effective Time, there
                   -------------------
shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of capital stock of KKR that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged for the Merger Consideration as provided in this Article III.

                                  ARTICLE IV

              REPRESENTATIONS AND WARRANTIES OF FRI AND MERGER-SUB

          FRI and Merger-Sub hereby represent and warrant to KKR as follows:

      SECTION 4.1  Organization, Standing and Qualification.
                   ----------------------------------------

          (a) FRI and each of the FRI Subsidiaries (i) is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) has all requisite power and authority to own or lease, and operate its properties and assets, and to carry on its business as now conducted and as proposed to be conducted; (iii) is duly qualified or licensed to do business as a foreign corporation or other legal entity and is in good standing in all jurisdictions in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed, where the failure to qualify could, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect on FRI; and (iv) has obtained all licenses, permits, franchises and other governmental authorizations necessary to the ownership or operation of its properties or the conduct of its business except for such failures to obtain that could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect on FRI.
Each FRI Subsidiary along with its jurisdiction of organization is identified on
Schedule 4.1.

          (b) Except as set forth on Schedule 4.1(b), none of FRI or any of the FRI Subsidiaries owns, directly or indirectly, any of the capital stock or other equity securities of any other Person other than (i) the FRI Subsidiaries and
(ii) less than 100 shares of capital stock of a publicly traded corporation whose principal business includes the operation of restaurants. All of the issued and outstanding shares of capital stock of the FRI Subsidiaries are duly authorized, have been validly issued, fully paid and nonassessable, are free of preemptive and similar rights, and, except as set forth on Schedule 4.1(b), are, and as of the Closing will be, owned by FRI or a FRI Subsidiary free and clear of all Liens other than Permitted Liens and Liens granted in connection with, and securing obligations under, the Credit Facility.

      SECTION 4.2  Capitalization.
                   --------------

          (a) As of the date hereof, the total authorized capital stock of FRI consists of 1,500,000 shares of common stock, par value $.01 per share, 988,285 shares of which are issued and outstanding and 500,000 shares of preferred stock, par value $.01 per share, none of which are issued and outstanding. Immediately following the Effective Time, the authorized capital stock of FRI will consist of not less than 300 million shares of common stock, par value $.01 per share, and not less than 50 million shares of preferred stock, with the exact amount determined by the FRI Board of Directors.

          (b)  Each share of FRI capital stock that is issued and outstanding
(i) has been duly authorized and validly issued, and (ii) is fully paid and nonassessable and free of preemptive and similar rights. Each of the FRI Shares to be issued as Merger Consideration will, as of the Closing Date, (i) be duly authorized and validly issued, and (ii) be fully paid and nonassessable and free of preemptive and similar rights.

          (c) Except as set forth in this Agreement or as set forth on Schedule 4.2(c), there are no outstanding (i) securities convertible into or exchangeable for any capital stock of FRI or any FRI Subsidiary, (ii) options, warrants or other rights to purchase or subscribe for capital stock of FRI or any FRI Subsidiary or securities convertible into or exchangeable for capital stock of FRI or any FRI Subsidiary, (iii) contracts, commitments, agreements, understandings, arrangements, calls or claims of any kind relating to the issuance of any capital stock of FRI or any FRI Subsidiary, any such convertible or exchangeable securities or any such options, warrants or rights or (iv) commitments or obligations to purchase or redeem any shares of capital stock of any class or equity securities of FRI or any FRI Subsidiary, any such convertible or exchangeable securities or any such options, warrants or other rights.

          (d) Schedule 4.2(d) sets forth and describes all indebtedness for borrowed money (including capitalized lease obligations) of FRI and the FRI Subsidiaries outstanding on the date hereof. Except as set forth on FRI's Schedules to this Agreement or disclosed in the FRI SEC Documents, neither FRI nor any of the FRI Subsidiaries has, or immediately following the Closing will have, any material liabilities of any nature, absolute, accrued, contingent or otherwise, other than liabilities incurred after the date hereof in a manner not prohibited by Section 6.3 hereof.

      SECTION 4.3  Authorization of Agreement and Other Documents.
                   ----------------------------------------------

          (a) The execution and delivery of this Agreement and the other Documents to which FRI or any FRI Subsidiary is a party, and the performance of their respective obligations hereunder or thereunder and the consummation of the transactions contemplated hereby and thereby, have been duly authorized and no other proceedings on the part of FRI, any of the FRI Subsidiaries or any of their respective stockholders or Affiliates are necessary to authorize this Agreement, the Merger or the other Documents. This Agreement is and, as of the Effective Time, each of the Documents to which FRI or any of the FRI Subsidiaries is a party will be, a valid and binding obligation of FRI or such FRI Subsidiary, as the case may be, enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting enforcement of creditors' rights generally, and by general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).

          (b) FRI and each of the FRI Subsidiaries has full power and authority to execute and deliver each of the Documents to which it is a party, and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

      SECTION 4.4  No Violation.
                   ------------

          (a) Neither FRI nor any of the FRI Subsidiaries is (i) in violation of its respective Charter Documents, or (ii) in default in the performance of any obligation, agreement or condition contained in an Applicable Agreement, which default could, singly or in the aggregate, be reasonably expected to have a Material Adverse Effect on FRI.

          (b) The execution and delivery of and the performance by FRI and each FRI Subsidiary of its obligations under each Document to which it is a party, will not (i) constitute a breach or violation under the Charter Documents of FRI or any of the FRI Subsidiaries; (ii) conflict with, violate, constitute a breach or violation of or a default (with the passage of time or otherwise) under, require the consent of any Person under, give to others any rights of termination, amendment, acceleration, redemption, repurchase or cancellation of, or result in the imposition of a Lien on any of the properties or assets of FRI or any of the FRI Subsidiaries or an acceleration of indebtedness pursuant to, any Applicable Agreement; or (iii) constitute a violation of any Applicable Law, except (A) in the case of clause (ii) above, consents that have already been obtained or consents identified on Schedule 4.4(b) that FRI will use commercially reasonable efforts to obtain on or prior to the time required or
(B) in the case of clauses (ii) and (iii) above, such conflicts, breaches, violations, defaults, terminations, amendments, accelerations, redemptions, repurchases or creation of Liens which, singly or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on FRI.

          (c) The businesses of FRI and each of the FRI Subsidiaries are not being and FRI has not received, any notice from any authority or Person that such businesses have been or are being, conducted in violation of any Applicable Law, except for possible violations which either singly or in the aggregate have not resulted and could not reasonably be expected in the future to result in a Material Adverse Effect.

      SECTION 4.5  Absence of Certain Changes.  Except (i) as and to the
                   --------------------------
extent set forth on Schedule 4.5, (ii) as disclosed in the FRI SEC Documents filed on or prior to the date hereof, (iii) for the transactions contemplated by this Agreement or (iv) for Permitted Transactions, since December 28, 1997, neither FRI nor any of the FRI Subsidiaries has:

          (a)  suffered any Material Adverse Change;

          (b) paid, discharged or otherwise satisfied any material claims, liabilities or obligations (absolute, accrued, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business, consistent with past practice of liabilities and obligations (i) reflected or reserved against in the Financial Statements or (ii) incurred after December 28, 1997, in the ordinary course of business, consistent with past practice;

          (c) permitted or allowed any of its material property or assets (real, personal or mixed, tangible or intangible) to be subjected to any Liens, except Permitted Liens;

          (d) sold, transferred, or otherwise disposed of any of its properties or assets (real, personal or mixed, tangible or intangible), except in the ordinary course of business, consistent with past practice;

          (e) granted (i) any increase in the compensation or benefits payable or to become payable to any officer or director or general group of employees (including any such increase pursuant to any bonus, pension, profit sharing or other plan or commitment) or (ii) other than in the ordinary course of business and consistent with past practice, any increase in the compensation or benefits payable or to become payable to any employee;

          (f)  made any change in severance policy or practices;

          (g) made any single expenditure capitalized in accordance with FRI's current accounting policies or acquired any property or assets (other than new materials and supplies) for a cost in excess of $100,000;

          (h) declared, paid or set aside for payment any dividend or other distribution in respect of its capital stock or redeemed, purchased or otherwise acquired, directly or indirectly, any shares of capital stock or other securities of FRI or any of the FRI Subsidiaries;

          (i) made any material change in any method of tax or financial accounting or accounting practice or made or changed any material election for Federal income tax purposes;

          (j) paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement or arrangement with, any of its officers, directors or greater than 5% stockholders or any Affiliate or associate of any of its officers, directors or greater than 5% stockholders except for (x) directors' fees, and compensation to officers at rates not exceeding the rates of compensation paid during the fiscal year ended December 28, 1997 and (y) customary advances for travel and similar business expenses; or

          (k) agreed, whether in writing or otherwise, to take any action described in this Section.

      SECTION 4.6  Insurance.  FRI and the FRI Subsidiaries maintain, with
                   ---------
reputable insurers, insurance in such amounts, including deductible arrangements, and of such a character as is usually maintained by reasonably prudent managers of companies engaged in the same or similar business. Except as set forth in Schedule 4.6, all such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the Effective Time will have been paid, and no notice of cancellation or termination has been received with respect to any such policy other than notices received after the date of this Agreement, (copies of which FRI shall promptly deliver to KKR); provided, that FRI shall timely replace each such policy that
                 --------
has been cancelled or terminated. Except as set forth in Schedule 4.6, such policies will not be materially affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement and the other Documents. All of such policies have been issued by reputable insurance companies actively engaged in the insurance business.

      SECTION 4.7  Financial Statements; Full Disclosure.
                   -------------------------------------

          (a) The Financial Statements of FRI present fairly the financial position of FRI and its consolidated Subsidiaries as of the dates thereof and the results of their respective operations for the periods then ended. Except as otherwise disclosed in the footnotes thereto, the audited Financial Statements of FRI have been prepared in accordance with GAAP and with Regulation S-X. Except as otherwise disclosed in the footnotes thereto, the unaudited Financial Statements of FRI have been prepared in a manner consistent with the audited Financial Statements of FRI and in accordance with GAAP for interim financial information and with Regulation S-X and include all adjustments (consisting of normal recurring accruals) that are necessary for a fair presentation.

          (b) FRI has timely filed all FRI SEC Documents, each of which complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act as of the dates so filed. None of the FRI SEC Documents (as of their respective filing dates) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. None of the FRI Subsidiaries is required to file any forms, reports or other documents with the Commission.

          (c) No representation or warranty by FRI or any of the FRI Subsidiaries in any of the Documents, and no statement contained in any written materials furnished by or on behalf of FRI or any of the FRI Subsidiaries to KKR, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made or will be made, not misleading.

      SECTION 4.8  Suppliers; Franchisees.  Except as set forth on Schedule
                   ----------------------
4.8, (a) to the best knowledge of FRI, there has not been any material adverse change in the business relationship of FRI or any FRI Subsidiary with any of its material suppliers; (b) there is no default by FRI, any of the FRI Subsidiaries or, to the best knowledge of

FRI, any other party under any agreement between FRI or any of the FRI Subsidiaries and any of their respective franchisees; and (c) to the best knowledge of FRI, there has not been an adverse change in the business relationship of FRI or any of the FRI Subsidiaries with any of its franchisees which in any such event could, singly or in the aggregate, be reasonably expected to have a Material Adverse Effect on FRI.

      SECTION 4.9  Intellectual Property.  FRI and the FRI Subsidiaries own,
                   ---------------------
or are licensed to use, all of their Intellectual Property necessary to carry on its business as now conducted and as proposed to be conducted. There are no Proceedings pending or, to the best knowledge of FRI, threatened concerning any of such items of Intellectual Property and to the best knowledge of FRI there is no basis for any such Proceeding. The use of such Intellectual Property does not conflict with, infringe upon, or violate any proprietary or other rights of any other Person, except such conflicts, infringements or violations that could not singly or in the aggregate be reasonably expected to have a Material Adverse Effect on FRI.

      SECTION 4.10  Litigation.  There is no Proceeding or series of related
                    ----------
Proceedings against or affecting FRI or any of the FRI Subsidiaries or any of their properties or assets pending, or to the best knowledge of FRI, threatened, that could, singly or in the aggregate, be reasonably expected to have a Material Adverse Effect on FRI. Neither FRI nor any of the FRI Subsidiaries is subject to any judgment, injunction, decree, writ, interpretation or order of any Governmental Authority that could, singly or in the aggregate, be reasonably expected to have a Material Adverse Effect on FRI.

      SECTION 4.11  Labor Matters.
                    -------------

            (a)  Except as set forth on Schedule 4.11:

            (i) there is no labor strike, dispute, slowdown, work stoppage or lockout pending or, to the best knowledge of FRI, threatened against or affecting FRI or any FRI Subsidiary that, singly or in the aggregate, could be reasonably expected to have a Material Adverse Effect on FRI and, during the past five years, there has not been any such action;

            (ii) no union claims to represent the employees of FRI or any FRI Subsidiary;

            (iii) neither FRI nor any FRI Subsidiary is a party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of FRI or any FRI Subsidiary;

          (iv) neither the employees of FRI nor any FRI Subsidiary are represented by any labor organization, and neither FRI nor any FRI Subsidiary has any knowledge of any current union organizing activities among the employees of FRI or any FRI Subsidiary, nor to their best knowledge does any question concerning representation exist concerning such employees;

          (v) there are no written personnel policies, rules or procedures applicable to employees of FRI or any FRI Subsidiary;

          (vi) FRI and the FRI Subsidiaries are not engaged in any ULP; and there is no ULP charge or complaint against FRI or any FRI Subsidiary pending or, to the best knowledge of FRI, threatened before the NLRB;

          (vii) there is no grievance or arbitration proceeding arising out of any collective bargaining agreement or other grievance procedure relating to FRI or any FRI Subsidiary;

          (viii) no charges with respect to or relating to FRI or any FRI Subsidiary are pending before the EEOC; and there are no pending or, to the best knowledge of FRI, threatened wage and hour claims filed against FRI or any of the FRI Subsidiaries with any Governmental Authority;

          (ix) to the knowledge of FRI and the FRI Subsidiaries, no Governmental Authority responsible for the enforcement of Applicable Employment Laws intends to conduct an investigation with respect to or relating to FRI or any of the FRI Subsidiaries and no such investigation is in progress;

          (x) there are no pending OSHA citations relating to FRI or any of the FRI Subsidiaries and, to the best knowledge of FRI, OSHA has not threatened to file any citation;

          (xi) there is no pending investigation of, or complaint pending against, FRI or any of the FRI Subsidiaries by the Office of Federal Contract Compliance Programs or any similar state agency;

          (xii) there are no Proceedings pending or, to the best knowledge of FRI, threatened against, and no Person has alleged breach of any express or implied contract of employment or of any Applicable Employment Law by, FRI or any FRI Subsidiary; and

          (xiii) there are no employment contracts or severance agreements with any employees of FRI or the FRI Subsidiaries.

          (b) Since the enactment of the WARN Act, FRI and its Subsidiaries have not effectuated (i) a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of FRI or any FRI Subsidiary, or (ii) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of FRI or any FRI Subsidiary; nor has FRI or any FRI Subsidiary been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local law.

      SECTION 4.12  Taxes.  Except as otherwise disclosed in Schedule 4.12:
                    -----

          (a) Each of FRI and the FRI Subsidiaries have timely filed (or have had timely filed on their behalf) or will timely file or cause to be timely filed, all Tax Returns required by applicable law to be filed by any of them prior to or as of the Effective Time. All such Tax Returns and amendments thereto are or will be true, complete and correct. The most recent financial statements contained in the FRI SEC Documents provide an adequate accrual for the payment of Taxes for the periods covered by such reports.

          (b) Each of FRI and the FRI Subsidiaries have paid (or have had paid on their behalf), or where payment is not yet due, have established (or have had established on their behalf and for their sole benefit and recourse), or will establish or cause to be established on or before the Effective Time, an adequate accrual on the books and records of FRI and the FRI Subsidiaries for the payment of, all Taxes due with respect to any fiscal quarter ending prior to or as of the Effective Time.

          (c) No Audit by a Tax Authority is pending or, to the best knowledge of FRI, threatened with respect to any Tax Returns filed by, or Taxes due from, FRI or the FRI Subsidiaries. No deficiency or adjustment for any Taxes has been threatened, proposed, asserted or assessed against FRI or the FRI Subsidiaries other than those that could not be reasonably expected to have a Material Adverse Effect. There are no liens for Taxes upon the assets of FRI or the FRI Subsidiaries, except liens for current

Taxes not yet due for which adequate reserves have been established in accordance with GAAP.

          (d) Neither FRI nor the FRI Subsidiaries has given or been requested to give any waiver of statutes of limitations relating to the payment of Taxes or have executed powers of attorney with respect to Tax matters, which will be outstanding as of the Effective Time. Subsection (d) of Schedule 4.12 sets forth all open tax years with respect to FRI and the FRI Subsidiaries.

          (e) Neither FRI nor the FRI Subsidiaries is a party to, is bound by any tax sharing, tax indemnity, cost sharing, or similar agreement or policy relating to Taxes.

          (f) Neither FRI nor the FRI Subsidiaries has entered into agreements that would result in the disallowance of any tax deductions pursuant to section 280G of the Code.

      SECTION 4.13  Employee Benefit Plans; ERISA.
                    -----------------------------

          (a) Schedule 4.13 sets forth a true and complete list of the Benefit Plans of FRI and the FRI Subsidiaries.

          (b) FRI has made available to KKR, with respect to all Benefit Plans of FRI and the FRI Subsidiaries, true, complete and correct copies of the following: all plan documents and the most recent summary plan descriptions and any subsequent summaries of material modifications or other material employee communications discussing any employee benefit provided thereunder; forms 5500 as filed with the IRS for the most recent three plan years; all trust agreements with respect to the Benefit Plans of FRI and the FRI Subsidiaries; copies of any contracts with service providers and insurers providing benefits for participants or liability insurance or bonding for the sponsors, administrators or trustees of any Benefit Plan of FRI and the FRI Subsidiaries; the two most recent annual audits and accountings of plan assets for all funded plans; the most recent IRS determination letter for all plans qualified under Code section 401(a); all handbooks, manuals, and similar documents governing material employment policies, practices and procedures and each Form S-8 and each prospectus related thereto filed or used in the past three years.

          (c)  With respect to each Benefit Plan of FRI and the FRI
Subsidiaries: (i) each Benefit Plan has been administered in compliance in all material respects, with its terms including, but not limited to, any provisions relating to contributions thereunder, and is in compliance in all material respects with the applicable provisions of ERISA, the Code and all other Applicable Laws (including, without limitation, provisions relating to funding, filing, termination, reporting, disclosure and continuation coverage obligations pursuant to Title V of COBRA);
(ii) no Benefit Plan which is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) has been the subject of a "reportable event" (as defined in Section 4043 of ERISA) and to the knowledge of FRI, there have been no "prohibited transactions" (as described in section 4975 of the Code or in Part 4 of Subtitle B of Title I of ERISA) with respect to any Benefit Plan of FRI and the FRI Subsidiaries; (iii) there are no Proceedings (other than routine claims for benefits) pending or to the knowledge of FRI threatened with respect to any Benefit Plan, the assets of any trust thereunder, or the Benefit Plan sponsor or the Benefit Plan administrator with respect to the design or operation of any Benefit Plan; (iv) each Benefit Plan which is intended to be "qualified" within the meaning of section 401(a) of the Code is so qualified, and any trust created pursuant to any such Benefit Plan is exempt from federal income tax under section 501(a) of the Code and the IRS has issued each such Benefit Plan a favorable determination letter which to FRI's knowledge is currently applicable;
(v) FRI is not aware of any circumstance or event which would jeopardize the tax-qualified status of any such Benefit Plan or the tax-exempt status of any related trust, or would cause the imposition of any material liability, penalty or tax under ERISA or the Code with respect to any Benefit Plan; (vi) no unsatisfied liabilities to participants, the IRS, DOL, the PBGC or to any other Person have been incurred as a result of the termination of any Benefit Plan; and (vii) there has been no event with respect to a Benefit Plan which would require disclosure under Sections 4062(c), 4063(a) or 4041(e) of ERISA.

          (d) Neither FRI nor the FRI Subsidiaries maintains or is obligated to contribute to or has ever maintained or been obligated to contribute to a Multiemployer Plan or any "multiple employer plan" (within the meaning of section 413(c) of the Code).

          (e) All reports and information required to be filed with the DOL, IRS and PBGC and with plan participants and their beneficiaries with respect to each Benefit Plan of FRI and the FRI Subsidiaries have been filed.

          (f) Except as set forth on Schedule 4.13(f) and except to the extent required by COBRA and any similar state law, neither FRI nor the FRI Subsidiaries maintain any retiree life and/or retiree health insurance plans which provide for continuing benefits or coverage for any employee or any beneficiary of an employee after such employee's termination of employment.

          (g) Except as set forth on Schedule 4.13(g), the consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (viii) entitle any employee of FRI or any FRI Subsidiary to severance pay, unemployment compensation or any other payment, (ix) accelerate the time of payment or vesting, or increase the amount of compensation due to any such employee, or (x) result in any liability under Title IV of ERISA.

          (h) Except as contemplated herein, FRI and its Subsidiaries have no commitment or obligation to (i) create or incur material liability with respect to or cause to exist any other employee benefit plan, program or arrangement,
(ii) enter into any material contract or agreement to provide compensation or benefits to any individual or (iii) modify or terminate any Benefit Plan, other than with respect to a modification or termination required by ERISA or the Code.

      SECTION 4.14  Change in Control.  Except as set forth on Schedule 4.14,
                    -----------------
neither FRI nor any of the FRI subsidiaries is a party to any Applicable Agreement set forth on Schedules 4.11 or referred to in Section 4.19(a) that contains a "change of control," "potential change in control" or similar provision that is triggered by the transactions contemplated hereby. Except as set forth on Schedule 4.14 or as otherwise contemplated by this Agreement, the consummation of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from FRI or the FRI Subsidiaries to any Person.

      SECTION 4.15  Governmental Consents.  Except as set forth on Schedule
                    ---------------------
4.15, no consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority is required in connection with, or as a condition to, the execution, delivery or performance of this Agreement or any of the other Documents by FRI and the FRI Subsidiaries except (i) filings, registrations or qualifications, if any, required to be made or obtained on or before the Effective Time under (A) the Securities Act, (B) the Exchange Act, (C) state securities or state corporation laws, (D) the HSR Act or
(E) any Applicable Law governing the sale of alcoholic beverages, each of which FRI shall use commercially reasonable efforts to make or obtain on or before the Effective Time and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, singly or in the aggregate, be reasonably expected to have a Material Adverse Effect on FRI.

      SECTION 4.16  Title to Properties.  FRI and each of the FRI Subsidiaries
                    -------------------
(a) has legal and valid title to all the real properties and other assets (tangible, intangible or mixed) it reflects in its Financial Statements as owned, free and clear of all Liens, except for Permitted Liens and Liens set forth on Schedule 4.16 and (b) enjoys peaceful and undisturbed possession under all leases to which it is a party as lessee. All of the leases to which FRI or any FRI Subsidiary is a party are legal, valid and binding and in full force and effect, and, except as set forth on Schedule 4.16, no default by FRI, any FRI Subsidiary or, to the best knowledge of FRI, any other party thereto has occurred or is continuing thereunder. No property or asset, the value of which is reflected in the balance sheets included in the Financial Statements of FRI, is held under any lease or under any conditional sale or other title retention agreement. Except for such assets, plants and facilities as are immaterial in the aggregate to the business of FRI and the FRI Subsidiaries taken as a whole, all tangible assets, plants and facilities of each of FRI and the FRI Subsidiaries are in good condition and repair and are adequate for the uses to which they are being put.

      SECTION 4.17  Environmental Matters.
                    ---------------------

          (a) To the best knowledge of FRI, each of FRI and the FRI Subsidiaries is in substantial compliance with the provisions of all Environmental Laws, which compliance includes, but is not limited to, the possession by FRI or the FRI Subsidiaries, as appropriate, of all licenses, permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof, where the failure to comply with their terms and conditions could, singly or in the aggregate, have a Material Adverse Effect on FRI. Except where the failure to comply could not, singly or in the aggregate, have a Material Adverse Effect on FRI, neither FRI nor any of the FRI Subsidiaries has received any communication (written or oral), whether from a Governmental Authority, citizens group, employee or otherwise, that alleges that FRI or any of the FRI Subsidiaries is not in compliance with the provisions of all Environmental Laws, and there are no currently existing circumstances known to FRI that, if not corrected, could prevent such compliance in the future.

          (b) There is no Environmental Claim pending or, to the best knowledge of FRI, threatened against FRI or any of the FRI Subsidiaries or against any Person whose liability for any Environmental Claim FRI or any of the FRI Subsidiaries has retained or assumed either contractually or by operation of law and, to the best knowledge of FRI, there is no basis for any such claim that could, singly or in the aggregate, have a Material Adverse Effect on FRI.

          (c) Without in any way limiting the generality of the foregoing, to the best knowledge of FRI, (a) there are no Materials of Environmental Concern present in any soil or groundwater at any property owned or operated by FRI or any FRI Subsidiaries, (b) there are no underground storage tanks present at any such property, and (c) no polychlorinated biphenyls (PCBs) or PCB-containing items are used or stored at any such property.

          (d) True, complete and correct copies of the written reports, and all parts thereof, of all environmental audits or assessments which have been conducted at any property owned or operated by FRI or any FRI Subsidiary (within the past five (5) years) have been made available to KKR.

      SECTION 4.18  Books and Records.  The books of account, minute books,
                    -----------------
stock record books, and other records of FRI and the FRI Subsidiaries, all of which have been made available to KKR, are complete and correct and have been maintained in accordance with sound business practices and the requirements of
Section 13(b)(2) of the Exchange Act (regardless of whether or not FRI and the FRI Subsidiaries are subject to that Section), including the maintenance of an adequate system of internal controls. The minute books of FRI and the FRI Subsidiaries contain accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the Boards of Directors, and committees of the Boards of Directors of FRI and the FRI Subsidiaries, and no meeting of any such stockholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books.

      SECTION 4.19  Contracts; No Defaults.
                    ----------------------

          (a) Except as set forth in Schedule 4.19(a), each Applicable Agreement material to FRI and the FRI Subsidiaries, taken as a whole, is in full force and effect and is valid and enforceable in accordance with its terms.

          (b)  Except as set forth in Schedule 4.19(b):

          (i) each of FRI and the FRI Subsidiaries and, to the knowledge of FRI, each other party thereto, is in compliance in all material respects with all applicable terms and requirements of each Applicable Agreement referred to in
Section 4.19(a); and

          (ii) no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give any of FRI and the FRI Subsidiaries or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Agreement referred to in Section 4.19(a).

      SECTION 4.20  Form S-4; KKR Proxy Statement.  None of the information
                    -----------------------------
supplied by FRI or any FRI Subsidiary for inclusion or incorporation by reference in (i) the Form S-4 will, at the time filed with the Commission, any time it is amended or supplemented and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated herein or necessary to make the statements therein not misleading, and (ii) the KKR Proxy Statement will, at the date it is first mailed to the KKR stockholders and at the time of the meeting of KKR's stockholders held to vote on approval of this Agreement and the Merger, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form S-4 will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission thereunder, except that no representation is made by FRI with respect to statements made or incorporated by reference therein based on information supplied by KKR or any KKR Subsidiary for inclusion or incorporation by reference in the Form S-4.

                                   ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF KKR

          KKR hereby represents and warrants to FRI and Merger-Sub as follows:

      SECTION 5.1  Organization, Standing and Qualification.
                   ----------------------------------------

          (a) Except as set forth on Schedule 5.1 (which exceptions could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect on KKR), KKR and each of the KKR Subsidiaries (i) is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) has all requisite power and authority to own or lease, and operate its properties and assets, and to carry on its business as now conducted and as proposed to be conducted; (iii) is duly qualified or licensed to do business as a foreign corporation or other legal entity and is in good standing in all jurisdictions in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed, where the failure to qualify could, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect on KKR; and (iv) has obtained all licenses, permits, franchises and other governmental authorizations necessary to the ownership or operation of its properties or the conduct of its business except for such failures to obtain that could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect on KKR.
Each KKR Subsidiary, along with its jurisdiction of organization, is identified on Schedule 5.1.

          (b) Except as set forth on Schedule 5.1(b), none of KKR or the KKR Subsidiaries owns, directly or indirectly, any of the capital stock or other equity securities of any other Person other than (i) the KKR Subsidiaries and
(ii) less than 100
shares of capital stock of a publicly traded corporation whose principal business includes the operation of restaurants. All of the issued and outstanding shares of capital stock of the KKR Subsidiaries are duly authorized, have been validly issued, fully paid and nonassessable, are free of preemptive and similar rights, and except as set forth on Schedule 5.1(b) hereof are, and as of the Closing will be, owned by KKR or a KKR Subsidiary free and clear of all Liens, except for Permitted Liens and Liens granted in connection with and securing obligations under the Bridge Loan Facility.

      SECTION 5.2  Capitalization.
                   --------------

          (a) As of the close of business on June 8, 1998, the total authorized capital stock of KKR consists of 75,000,000 shares of common stock, $.01 par value per share, 49,998,824 shares of which are issued and outstanding as of the date hereof and 5,000,000 shares of preferred stock, par value $.01 per share, no shares of Series A Convertible Preferred Stock of which are issued and outstanding as of the date hereof and 20,048 shares of Series B Convertible Preferred Stock of which are issued and outstanding as of the date hereof.

          (b)  Each share of KKR capital stock that is issued and outstanding
(i) has been duly authorized and validly issued and (ii) is fully paid and nonassessable and free of preemptive and similar rights.

          (c) Except for this Agreement or as set forth on Schedule 5.2(c), there are no outstanding (i) securities convertible into or exchangeable for any capital stock of KKR or any KKR Subsidiary, (ii) options, warrants or other rights to purchase or subscribe for capital stock of KKR or any KKR Subsidiary or securities convertible into or exchangeable for capital stock of KKR or any KKR Subsidiary, (iii) contracts, commitments, agreements, understandings, arrangements, calls or claims of any kind relating to the issuance of any capital stock of KKR or any KKR Subsidiary, any such convertible or exchangeable securities or any such options, warrants or rights or (iv) commitments or obligations to purchase or redeem any shares of capital stock of any class of equity securities of KKR or any such convertible or exchangeable securities or any such options, warrants or other rights.

          (d) Schedule 5.2(d) sets forth and describes all indebtedness for borrowed money (including capitalized lease obligations) of KKR and each of the KKR Subsidiaries outstanding on the date hereof. Except as set forth on KKR's Schedules to this Agreement or disclosed in the KKR SEC Documents, neither KKR nor any of the KKR Subsidiaries has, or immediately following the Closing will have, any material liabilities of any nature, absolute, accrued, contingent or otherwise, other than liabilities incurred after the date hereof in a manner not prohibited by Section 7.3 hereof.

      SECTION 5.3  Authorization of Agreement and Other Documents.
                   ----------------------------------------------

          (a) The execution and delivery of this Agreement and the other Documents to which KKR or any KKR Subsidiary is a party, and the performance of their respective obligations hereunder or thereunder and the consummation of the transactions contemplated hereby and thereby, have been duly authorized and no other proceedings on the part of KKR, any of the KKR Subsidiaries or any of their respective stockholders or Affiliates are necessary to authorize this Agreement, the Merger or the other Documents, except for the approval of this Agreement and the Merger by the KKR stockholders as required by the DGCL. This Agreement is and, as of the Effective Time, each of the Documents to which KKR or any of the KKR Subsidiaries is a party will be, a valid and binding obligation of KKR or such KKR Subsidiary, as the case may be, enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting enforcement of creditors' rights generally, and by general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).

          (b) KKR and each of the KKR Subsidiaries has full power and authority to execute and deliver each of the Documents to which it is a party, and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

          (c) KKR has received an opinion from Sutro & Co. Incorporated to the effect that the financial terms of the Merger are fair to KKR's stockholders.

      SECTION 5.4  No Violation.
                   ------------

          (a) Neither KKR nor any of the KKR Subsidiaries is (i) in violation of its respective Charter Documents, or (ii) in default in the performance of any obligation, agreement or condition contained in an Applicable Agreement, which default could, singly or in the aggregate, be reasonably expected to have a Material Adverse Effect on KKR.

          (b) The execution and delivery of and the performance by KKR and each KKR Subsidiary of its obligations under each Document to which it is a party, will not (i) constitute a breach or violation under the Charter Documents of KKR or any of the KKR Subsidiaries; (ii) conflict with, violate, constitute a breach or violation of or a default (with the passage of time or otherwise) under, require the consent of any Person under, give to others any rights of termination, amendment, acceleration, redemption, repurchase or cancellation of, or result in the imposition of a Lien on any of the properties or assets of KKR or any of the KKR Subsidiaries or an acceleration of indebtedness pursuant to, any Applicable Agreement; or (iii) constitute a violation of any Applicable Law, except (A) in the case of clause (ii) above, consents that have already been obtained or consents identified on Schedule 5.4(b) that KKR will use commercially reasonable efforts to obtain on or prior to the time required or (B) in the case of clauses (ii) and (iii) above, such conflicts, breaches, violations, defaults, terminations, amendments, accelerations, redemptions, repurchases or creation of Liens which, singly or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on KKR.

          (c) The businesses of KKR and each of the KKR Subsidiaries are not being, and KKR has not received any notice from any authority or Person that such businesses have been or are being, conducted in violation of any Applicable Law, except for possible violations which either singly or in the aggregate have not resulted and could not reasonably be expected to in the future result in a Material Adverse Effect.

      SECTION 5.5  Absence of Certain Changes.  Except (i) as and to the
                   --------------------------
extent set forth on Schedule 5.5, (ii) as disclosed in the KKR SEC Documents filed on or prior to the date hereof, (iii) for the transactions contemplated by this Agreement or (iv) for Permitted Transactions, since December 31, 1997, neither KKR nor any of the KKR Subsidiaries has:

               (a)  suffered any Material Adverse Change;

               (b) paid, discharged or otherwise satisfied any material claims, liabilities or obligations (absolute, accrued, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business, consistent with past practice of liabilities and obligations (i) reflected or reserved against in the Financial Statements or (ii) incurred after December 31, 1997, in the ordinary course of business, consistent with past practice;

               (c) permitted or allowed any of its material property or assets (real, personal or mixed, tangible or intangible) to be subjected to any Liens, except Permitted Liens;

               (d) sold, transferred, or otherwise disposed of any of its properties or assets (real, personal or mixed, tangible or intangible), except in the ordinary course of business, consistent with past practice;

               (e) granted (i) any increase in the compensation or benefits payable or to become payable to any officer or director or general group of employees

(including any such increase pursuant to any bonus, pension, profit sharing or other plan or commitment) or (ii) other than in the ordinary course of business and consistent with past practice, any increase in the compensation or benefits payable or to become payable to any employee;

          (f)  made any change in severance policy or practices;

          (g) made any single expenditure capitalized in accordance with KKR's current accounting policies or acquired any property or assets (other than new materials and supplies) for a cost in excess of $50,000, in the aggregate;

          (h) except for regularly scheduled dividends paid in cash on the KKR Preferred Stock, declared, paid or set aside for payment any dividend or other distribution in respect of its capital stock or redeemed, purchased or otherwise acquired, directly or indirectly, any shares of capital stock or other securities of KKR or any of the KKR Subsidiaries;

          (i) made any material change in any method of tax or financial accounting or accounting practice or made or changed any material election for Federal income tax purposes;

          (j) paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement or arrangement with, any of its officers, directors or greater than 5% stockholders or any Affiliate or associate of any of its officers, directors or greater than 5% stockholders except for (x) directors' fees, and compensation to officers at rates not exceeding the rates of compensation paid during the fiscal year ended December 31, 1997 and (y) customary advances for travel and similar business expenses; or

          (k) agreed, whether in writing or otherwise, to take any action described in this Section.

      SECTION 5.6  Insurance.  KKR and the KKR Subsidiaries maintain, with
                   ---------
reputable insurers, insurance in such amounts, including deductible arrangements, and of such a character as is usually maintained by reasonably prudent managers of companies engaged in the same or similar business. Schedule
5.6 contains an accurate and complete description of all material policies of fire, liability, workmen's compensation and other forms of insurance owned or held by KKR or any of the KKR Subsidiaries. Except as set forth in Schedule 5.6, all such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the Effective

Time will have been paid, and no notice of cancellation or termination has been received with respect to any such policy other than notices received after the date of this Agreement (copies of which KKR shall promptly deliver to FRI); provided, that KKR shall timely replace each such policy that has been cancelled or terminated. Except as set forth in Schedule 5.6, such policies will remain in full force and effect through the respective dates set forth in Schedule 5.6 without the payment of additional premiums; and will not be materially affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement and the other Documents. All of such policies have been issued by reputable insurance companies actively engaged in the insurance business.

      SECTION 5.7  Financial Statements; Full Disclosure.
                   -------------------------------------

          (a) The Financial Statements of KKR present fairly the financial position of KKR and its consolidated Subsidiaries as of the dates thereof and the results of their respective operations for the periods then ended. Except as otherwise disclosed in the footnotes thereto, the audited Financial Statements of KKR have been prepared in accordance with GAAP and with Regulation S-X. Except as otherwise disclosed in the footnotes thereto, the unaudited Financial Statements of KKR have been prepared in a manner consistent with the audited Financial Statements of KKR and in accordance with GAAP for interim financial information and with Regulation S-X and include all adjustments (consisting of normal recurring accruals) that are necessary for a fair presentation.

          (b) KKR has timely filed all KKR SEC Documents, each of which complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act as of the dates so filed. None of the KKR SEC Documents (as of their respective filing dates) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. None of the KKR Subsidiaries is required to file any forms, reports or other documents with the Commission.

          (c) No representation or warranty by KKR or any of the KKR Subsidiaries in any of the Documents, and no statement contained in any written materials furnished by or on behalf of KKR or its Subsidiaries to contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made or will be made, not misleading.

      SECTION 5.8  Suppliers; Franchisees.  Except as set forth on Schedule
                   ----------------------
5.8, (a) to the best knowledge of KKR, there has not been any material adverse change in the business relationship of KKR or any KKR Subsidiary with any of its material suppliers; (b) there is no default by KKR, any of the KKR Subsidiaries or, to the best knowledge of KKR, any other party under any agreement between KKR or any of the KKR Subsidiaries and any of their respective franchisees; and
(c) to the best knowledge of KKR, there has not been an adverse change in the business relationship of KKR or any of the KKR Subsidiaries with any of its franchisees which in any such event could, singly or in the aggregate, be reasonably expected to have a Material Adverse Effect on KKR.

      SECTION 5.9  Intellectual Property.  KKR and the KKR Subsidiaries own,
                   ---------------------
or are licensed to use, all of their Intellectual Property necessary to carry on its business as now conducted and as proposed to be conducted. There are no Proceedings pending or, to the best knowledge of KKR, threatened concerning any of such items of Intellectual Property and to the best knowledge of KKR there is no basis for any such Proceeding. The use of such of Intellectual Property does not conflict with, infringe upon, or violate any proprietary or other rights of any other Person except such conflicts, infringements or violations that could not singly or in the aggregate be reasonably expected to have a Material Adverse Effect on KKR.

      SECTION 5.10  Litigation.  There is no Proceeding or series of related
                    ----------
Proceedings against or affecting KKR or any of the KKR Subsidiaries or any of their properties or assets, pending, or to the best knowledge of KKR, threatened, that could, singly or in the aggregate, be reasonably expected to have a Material Adverse Effect on KKR. Neither KKR nor any of the KKR Subsidiaries is subject to any judgment, injunction, decree, writ, interpretation or order of any Governmental Authority that could, singly or in the aggregate, be reasonably expected to have a Material Adverse Effect on KKR.

      SECTION 5.11  Labor Matters.
                    -------------

          (a)  Except as set forth on Schedule 5.11:

          (i) there is no labor strike, dispute, slowdown, work stoppage or lockout pending or, to the best knowledge of KKR, threatened against or affecting KKR or any KKR Subsidiary that, singly or in the aggregate, could be reasonably expected to have a Material Adverse Effect on KKR and, during the past five years, there has not been any such action;

          (ii) no union claims to represent the employees of KKR or any KKR Subsidiary;

          (iii) neither KKR nor any KKR Subsidiary is a party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of KKR or any KKR Subsidiary;

          (iv) none of the employees of KKR or any KKR Subsidiary are represented by any labor organization, and neither KKR nor any KKR Subsidiary has any knowledge of any current union organizing activities among the employees of KKR or any KKR Subsidiary, nor to their best knowledge does any question concerning representation exist concerning such employees;

          (v) there are no written personnel policies, rules or procedures applicable to employees of KKR or any KKR Subsidiary;

          (vi) KKR and the KKR Subsidiaries are not engaged in any ULP; and there is no ULP charge or complaint against KKR or any KKR Subsidiary pending or, to the best knowledge of KKR, threatened before the NLRB;

          (vii) there is no grievance or arbitration proceeding arising out of any collective bargaining agreement or other grievance procedure relating to KKR or any KKR Subsidiary;

          (viii) no charges with respect to or relating to KKR or any KKR Subsidiary are pending before the EEOC; and there are no pending or, to the best knowledge of KKR, threatened wage and hour claims filed against KKR or any of the KKR Subsidiaries with any Governmental Authority;

          (ix) to the knowledge of KKR and the KKR Subsidiaries, no Governmental Authority responsible for the enforcement of Applicable Employment Laws intends to conduct an investigation with respect to or relating to KKR or any of the KKR Subsidiaries and no such investigation is in progress;

          (x) there are no pending OSHA citations relating to KKR or any of the KKR Subsidiaries and, to the best knowledge of KKR, OSHA has not threatened to file any citation;

          (xi) there is no pending investigation of, or complaint pending against, KKR or any of the KKR Subsidiaries by the Office of Federal Contract Compliance Programs or any similar state agency;

          (xii) there are no Proceedings pending or, to the best knowledge of KKR, threatened against, and no Person has alleged breach of any express or implied contract of employment or of any Applicable Employment Law by, KKR or any KKR Subsidiary; and

          (xiii) there are no employment contracts or severance agreements with any employees of KKR or the KKR Subsidiaries.

          (b) Since the enactment of the WARN Act, KKR and the KKR Subsidiaries have not effectuated (i) a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of KKR or any KKR Subsidiary, or (ii) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of KKR or any KKR Subsidiary; nor has KKR or any KKR Subsidiary been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local law.

      SECTION 5.12  Taxes.  Except as otherwise disclosed in Schedule 5.12:
                    -----

          (a) Each of KKR and the KKR Subsidiaries have timely filed (or have had timely filed on their behalf) or will timely file or cause to be timely filed, all Tax Returns required by applicable law to be filed by any of them prior to or as of the Effective Time. All such Tax Returns and amendments thereto are or will be true, complete and correct. The most recent financial statements contained in the KKR SEC Documents provide an adequate accrual for the payment of Taxes for the periods covered by such reports.

          (b) Each of KKR and the KKR Subsidiaries have paid (or have had paid on their behalf), or where payment is not yet due, have established (or have had established on their behalf and for their sole benefit and recourse), or will establish or cause to be established on or before the Effective Time, an adequate accrual on the books and records of KKR and the KKR Subsidiaries for the payment of, all Taxes due with respect to any fiscal quarter ending prior to or as of, the Effective Time.

          (c) No Audit by a Tax Authority is pending or, to the best knowledge of KKR, threatened with respect to any Tax Returns filed by, or Taxes due from, KKR or the KKR Subsidiaries. No deficiency or adjustment for any Taxes has been threatened, proposed, asserted or assessed against KKR or the KKR Subsidiaries other than those that could not reasonably be expected to have a Material Adverse Effect. There are no liens for Taxes upon the assets of KKR or the KKR Subsidiaries, except liens for current Taxes not yet due for which adequate reserves have been established in accordance with GAAP.

          (d) Neither KKR nor the KKR Subsidiaries has given or been requested to give any waiver of statutes of limitations relating to the payment of Taxes or have executed powers of attorney with respect to Tax matters, which will be outstanding as of the Effective Time. Subsection (d) of Schedule 5.12 sets forth all open tax years with respect to KKR and the KKR Subsidiaries.

          (e) Neither KKR nor the KKR Subsidiaries is a party to, is bound by any tax sharing, tax indemnity, cost sharing, or similar agreement or policy relating to Taxes.

          (f) Neither KKR nor the KKR Subsidiaries has entered into agreements that would result in the disallowance of any tax deductions pursuant to section 280G of the Code.

      SECTION 5.13  Employee Benefit Plans; ERISA.
                    -----------------------------

          (a) Schedule 5.13 sets forth a true and complete list of the Benefit Plans of KKR and the KKR Subsidiaries.

          (b) KKR has delivered to FRI, with respect to all Benefit Plans of KKR and the KKR Subsidiaries, true, complete and correct copies of the following: all plan documents and the most recent summary plan descriptions and any subsequent summaries of material modifications or other material employee communications discussing any employee benefit provided thereunder; forms 5500 as filed with the IRS for the most recent three plan years; all trust agreements with respect to the Benefit Plans of KKR and the KKR Subsidiaries; copies of any contracts with service providers and insurers providing benefits for participants or liability insurance or bonding for the sponsors, administrators or trustees of any Benefit Plan of KKR and the KKR Subsidiaries; the two most recent annual audits and accountings of plan assets for all funded plans; the most recent IRS determination letter for all plans qualified under Code section 401(a); all handbooks, manuals, and similar documents governing material employment policies, practices and procedures and each Form S-8 and each prospectus related thereto filed or used in the past three years.

          (c)  With respect to each Benefit Plan of KKR and the KKR
Subsidiaries: (i) each Benefit Plan has been administered in compliance in all material respects, with its terms including, but not limited to, any provisions relating to contributions thereunder, and is in compliance in all material respects with the applicable provisions of ERISA, the Code and all other Applicable Laws (including, without limitation, provisions relating to funding, filing, termination, reporting, disclosure and continuation coverage obligations pursuant to Title V of COBRA); (ii) no Benefit Plan which is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) has been the subject of a "reportable event" (as defined in Section 4043 of ERISA) and to the knowledge of KKR, there have been no "prohibited transactions" (as described in section 4975 of the Code or in Part 4 of Subtitle B of Title I of ERISA) with respect to any Benefit Plan of KKR and the KKR Subsidiaries; (iii) there are no Proceedings (other than routine claims for benefits) pending or to the knowledge of KKR threatened with respect to any Benefit Plan, the assets of any trust thereunder, or the Benefit Plan sponsor or the Benefit Plan administrator with respect to the design or operation of any Benefit Plan; (iv) each Benefit Plan which is intended to be "qualified" within the meaning of section 401(a) of the Code is so qualified, and any trust created pursuant to any such Benefit Plan is exempt from federal income tax under section 501(a) of the Code and the IRS has issued each such Benefit Plan a favorable determination letter which to KKR's knowledge is currently applicable; (v) KKR is not aware of any circumstance or event which would jeopardize the tax-qualified status of any such Benefit Plan or the tax-exempt status of any related trust, or would cause the imposition of any material liability, penalty or tax under ERISA or the Code with respect to any Benefit Plan; (vi) no unsatisfied liabilities to participants, the IRS, DOL, the PBGC or to any other Person have been incurred as a result of the termination of any Benefit Plan; and (vii) there has been no event with respect to a Benefit Plan which would require disclosure under Sections 4062(c), 4063(a) or 4041(e) of ERISA.

          (d) Neither KKR nor the KKR Subsidiaries maintains or is obligated to contribute to or has ever maintained or been obligated to contribute to a Multiemployer Plan or any "multiple employer plan" (within the meaning of section 413(c) of the Code).

          (e) All reports and information required to be filed with the DOL, IRS and PBGC and with plan participants and their beneficiaries with respect to each Benefit Plan of KKR and the KKR Subsidiaries have been filed.

          (f) Except as set forth on Schedule 5.13(f) and except to the extent required by COBRA and any similar state law, neither KKR nor the KKR Subsidiaries maintain any retiree life and/or retiree health insurance plans which provide for continuing benefits or coverage for any employee or any beneficiary of an employee after such employee's termination of employment.

          (g) Except as set forth on Schedule 5.13(g), the consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (viii) entitle any employee of KKR or any KKR Subsidiary to severance pay, unemployment compensation or any other payment,
(ix) accelerate the time of payment or vesting, or increase the amount of compensation due to any such employee, or (x) result in any liability under Title IV of ERISA.

          (h) Except as set forth on Schedule 5.13(h), no amounts payable under the Benefit Plans of KKR will fail to be deductible for federal income tax purposes by virtue of section 280G of the Code.

          (i) Except as set forth on Schedule 5.13(i), no Benefit Plan of KKR and the KKR Subsidiaries distributes, invests in or holds as plan assets or otherwise, any equity securities of KKR or any Affiliate.

          (j) Except as contemplated herein, KKR and the KKR Subsidiaries have no commitment or obligation to (i) create or incur material liability with respect to or cause to exist any other employee benefit plan, program or arrangement, (ii) enter into any material contract or agreement to provide compensation or benefits to any individual or (iii) modify or terminate any Benefit Plan, other than with respect to a modification or termination required by ERISA or the Code.

      SECTION 5.14  Change in Control.  Except as set forth on Schedule 5.14,
                    -----------------
neither KKR nor any of the KKR subsidiaries is a party to any Applicable Agreement which is set forth on Schedules 5.11 or 5.19 that contains a "change in control," "potential change in control" or similar provision that is triggered by the transactions contemplated hereby. Except as set forth on
Schedule 5.14 or as otherwise contemplated by this Agreement, the consummation of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from KKR or the KKR Subsidiaries to any Person.

      SECTION 5.15  Governmental Consents.  Except as set forth on Schedule
                    ---------------------
5.15, no consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority is required in connection with, or as a condition to, the execution, delivery or performance of this Agreement or any of the other Documents by KKR and the KKR Subsidiaries except (i) filings, registrations or qualifications, if any, required to be made or obtained on or before the Effective Time under (A) the Securities Act, (B) the Exchange Act, (C) state securities or state corporation laws, (D) the HSR Act or (E) any Applicable Law governing the sale of alcoholic beverages, each of which KKR shall use commercially reasonable efforts to make or obtain on or before the Effective Time and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, singly or in the aggregate, be reasonably expected to have a Material Adverse Effect on KKR.

      SECTION 5.16  Title to Properties.  Each of KKR and each KKR Subsidiary
                    -------------------
(a) has legal and valid title to all the real properties and other assets (tangible, intangible or mixed) it reflects in its Financial Statements as owned, free and clear of all Liens, except for Permitted Liens and Liens set forth on Schedule 5.16 and (b) enjoys peaceful and undisturbed possession under all leases to which it is a party as lessee. All of the leases to which KKR or any KKR Subsidiary is a party are legal, valid and binding and in full force and effect, and, except as set forth on Schedule 5.16, no default by KKR, any KKR Subsidiary or, to the best knowledge of KKR, any other party thereto has occurred or is continuing thereunder. No property or asset, the value of which is reflected in the balance sheets included in the Financial Statements of KKR, is held under any lease or under any conditional sale or other title retention agreement. Except for such assets, plants and facilities as are immaterial in the aggregate to the business of KKR and the KKR Subsidiaries taken as a whole, all tangible assets, plants and facilities of each of KKR and the KKR Subsidiaries are in good condition and repair and are adequate for the uses to which they are being put.

      SECTION 5.17  Environmental Matters.
                    ---------------------

          (a) To the best knowledge of KKR, each of KKR and the KKR Subsidiaries is in substantial compliance with the provisions of all Environmental Laws, which compliance includes, but is not limited to, the possession by KKR or the KKR Subsidiaries, as appropriate, of all licenses, permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof where the failure to comply with their terms and conditions could, singly or in the aggregate, have a Material Adverse Effect on KKR. Except where the failure to comply would not, singly or in the aggregate, have a Material Adverse Effect on KKR, neither KKR nor any of the KKR Subsidiaries has received any communication (written or oral), whether from a Governmental Authority, citizens group, employee or otherwise, that alleges that KKR or any of the KKR Subsidiaries is not in such compliance with the provisions of all Environmental Laws, and there are no currently existing circumstances known to KKR that, if not corrected, could prevent such compliance in the future.

          (b) There is no Environmental Claim pending or, to the best knowledge of KKR, threatened against KKR or any of the KKR Subsidiaries or against any Person whose liability for any Environmental Claim KKR or any of the KKR Subsidiaries has retained or assumed either contractually or by operation of law and, to the best knowledge of KKR, there is no basis for any such claim that could, singly or in the aggregate, have a Material Adverse Effect on KKR.

          (c) Without in any way limiting the generality of the foregoing, to the best knowledge of KKR, (a) there are no Material Environmental Concerns present in any soil or groundwater at any property owned or operated by KKR or any KKR Subsidiaries, (b) there are no underground storage tanks present at any such real property owned by KKR or any KKR Subsidiary, and (c) no polychlorinated biphenyls (PCBs) or PCB-containing items are used or stored at any such property.

          (d) True, complete and correct copies of the written reports, and all parts thereof, of all environmental audits or assessments which have been conducted at any property owned or operated by KKR or any KKR Subsidiary (within the past five (5) years) have been made available to FRI.

      SECTION 5.18  Books and Records.  The books of account, minute books,
                    -----------------
stock record books, and other records of KKR and KKR Subsidiaries, all of which have been made available to FRI, are complete and correct and have been maintained in accordance with sound business practices and the requirements of
Section 13(b)(2) of the Exchange Act (regardless of whether or not KKR and the KKR subsidiaries are subject to that Section), including the maintenance of an adequate system of internal controls. The minute books of KKR and the KKR Subsidiaries contain accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the Boards of Directors, and committees of the Boards of Directors of KKR and the KKR Subsidiaries, and no meeting of any such stockholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of KKR and the KKR subsidiaries.

      SECTION 5.19  Contracts; No Defaults.
                    ----------------------

          (a) Schedule 5.19 contains a complete and accurate list, and KKR and the KKR Subsidiaries shall at FRI's request deliver to FRI or make available for FRI's review true and complete copies, of:

          (i) each Applicable Agreement that involves performance of services or delivery of goods or materials by or to one or more of KKR and the KKR Subsidiaries of an amount or value in excess of $150,000.

          (ii) each Applicable Agreement that was not entered into in the ordinary course of business and that involves expenditures or receipts of one or more KKR and the KKR Subsidiaries in excess of $75,000.

          (iii) each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Applicable Agreement affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $50,000 and with terms of less than one year);

          (iv) each licensing agreement or other Applicable Agreement with respect to Intellectual Property;

          (v) each collective bargaining agreement and other Applicable Agreement to or with any labor union or other employee representative of a group of employees;

          (vi) each joint venture, partnership, and other Applicable Agreement involving a sharing of profits, losses, costs, or liabilities by any of KKR and the KKR Subsidiaries with any other Person;

          (vii) each Applicable Agreement containing covenants that in any way purport to restrict the business activity of KKR or any of the KKR Subsidiaries or any Affiliate of KKR or any of the KKR Subsidiaries, (other than directors or officers of KKR) or limit the freedom of KKR or any of the KKR Subsidiaries or any Affiliate of KKR or any of the KKR Subsidiaries (other than directors or officers of KKR) to engage in any line of business or to compete with any Person;

          (viii) each power of attorney that is currently effective and outstanding, other than powers of attorneys normally executed in connection with the KKR SEC Documents;

          (ix) each Applicable Agreement for capital expenditures in excess of $50,000;

          (x) each other Applicable Agreement material to KKR and the KKR Subsidiaries, taken as a whole, which has not otherwise been set forth on Schedules 5.1 through 5.20; and

          (xi) each enforceable amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing.

          (b) Except as set forth in Schedule 5.19(b), each Applicable Agreement referred to in Section 5.19(a) is in full force and effect and is valid and enforceable in accordance with its terms.

          (c)  Except as set forth in Schedule 5.19(c):

          (i) each of KKR and the KKR Subsidiaries and, to the knowledge of KKR, each other party thereto is in compliance in all material respects with all applicable terms and requirements of each Applicable Agreement referred to in
Section 5.19(a); and

          (ii) no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give any of KKR and the KKR Subsidiaries or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Agreement referred to in Section 5.19(a).

          SECTION 5.20  Form S-4; Proxy Statement.  None of the information
                        -------------------------
supplied by KKR or any KKR Subsidiary for inclusion or incorporation by reference in (i) the Form S-4 will, at the time such Form is filed with the Commission, at any time it is amended or supplemented and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the KKR Proxy Statement will, at the date it is first mailed to the KKR stockholders and at the time of the meeting of KKR's stockholders held to vote on approval of this Agreement and the Merger, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The KKR Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, except that no representation is made by KKR with respect to statements made or incorporated by reference therein based on information supplied by

FRI or any FRI Subsidiary for inclusion or incorporation by reference in the KKR Proxy Statement.

                                  ARTICLE VI

                                COVENANTS OF FRI

      SECTION 6.1  Sale of the Hamlet Shares to FRI-MRD.  Concurrently with
                   ------------------------------------
the execution of this Agreement, FRI shall cause FRI-MRD to execute and deliver to KKR a purchase and sale agreement substantially in the form of Exhibit 6.1 relating to the sale of the Hamlet Shares to FRI-MRD.

      SECTION 6.2  Loan to KKR.  Concurrently with the execution of this
                   -----------
Agreement, FRI-MRD, The Hamlet Group, Inc. and the Guarantors named therein shall execute and deliver to KKR on behalf of The Hamlet Group, Inc. a term loan agreement substantially in the form of Exhibit 6.2 (the "Bridge Loan Agreement")
                                                         ---------------------
and, subject to the conditions thereto, FRI shall cause FRI-MRD to advance to The Hamlet Group, Inc. $3.0 million thereunder in cash.

      SECTION 6.3  Conduct of Business Pending Merger.  Except for Permitted
                   ----------------------------------
Transactions, as otherwise specifically provided in this Agreement or in the other Documents or as otherwise consented to in writing by KKR, which consent shall not be unreasonably withheld, from the date of this Agreement to the Effective Time, FRI will, and will cause each of the FRI Subsidiaries to, conduct its operations only in the ordinary and usual course of business and consistent with past practices and will, and will cause each of the FRI Subsidiaries to, preserve intact its present business organization, take commercially reasonable efforts to keep available the services of its present officers, employees and consultants and preserve its present relationships with licensors, licensees, customers, suppliers, employees, labor organizations and others with whom they have a significant business relationship.

          Without limiting the generality of the foregoing, and except for Permitted Transactions, as otherwise specifically provided in this Agreement or in the other Documents or as set forth in Schedule 6.3, FRI will not, and will not permit any FRI Subsidiary to, indirectly, from the date of this Agreement to the Effective Time, without the prior written consent of KKR, which shall not be unreasonably withheld:

               (a) adopt any amendment to or otherwise change the Charter Documents of FRI or Merger-Sub;

          (b) authorize for issuance, sale, pledge, disposition or encumbrance, or issue, sell, pledge, dispose of or encumber (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase, convertible securities or otherwise), any capital stock of any class or any other securities of, or any other ownership interest in, FRI or any FRI Subsidiary, (other than the FRI Shares to be issued in the Merger), or amend any of the terms of any such securities or agreements outstanding on the date hereof;

          (c) reclassify, combine, split or subdivide any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, securities or property or any combination thereof) in respect of any class or series of its capital stock;

          (d) redeem, purchase or otherwise acquire, or propose or offer to redeem, purchase or otherwise acquire, any outstanding FRI Shares or other securities of FRI or any of the FRI Subsidiaries;

          (e) organize any new Subsidiary (other than Merger-Sub), acquire any capital stock or equity securities of any Person or acquire any equity or ownership interest (financial or otherwise) in any business, other than de minimus investments in public corporations whose principal business includes the operation of restaurants;

          (f) (i) incur, assume or prepay any material liability, including, without limitation, any indebtedness for borrowed money except in the ordinary course of business and consistent with past practice, and in no event in excess of $50,000, (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for obligations of any third party, (iii) make any loans, advances or capital contributions to, or investments in, any third party, (iv) mortgage or pledge any of its material properties or assets, tangible or intangible, or create any material Lien thereupon other than Permitted Liens, or (v) authorize any capital expenditures not in FRI's capital budget on the date hereof which, individually or in the aggregate, are in excess of $1,000,000;

          (g) license or otherwise transfer, dispose of, permit to lapse or otherwise fail to preserve any Intellectual Property of FRI or any FRI Subsidiary, or dispose of or disclose to any person any trade secret, formula, process or know-how not theretofore a matter of public knowledge, except where such disposal or disclosure would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on FRI;

          (h) enter into any material agreement, contract, commitment or transaction other than in the ordinary course of business, consistent with past practices;

          (i) cancel any debts or waive, release or relinquish any material contract rights or other rights of substantial value other than in the ordinary course of business, consistent with past practices;

          (j) authorize, recommend, propose or enter into or announce an intention to authorize, recommend, propose or enter into an agreement in principle or a definitive agreement with respect to any merger, consolidation, liquidation, dissolution, or business combination, any acquisition of a material amount of property or assets or securities, or any disposition of a material amount of property or assets or securities, except as contemplated by this Agreement;

          (k) make any material change with respect to accounting policies or procedures in effect as of December 28, 1997 except as may be required by generally accepted accounting principles;

          (l) pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business, consistent with past practices, of liabilities reflected or reserved against in the FRI Financial Statements or incurred in the ordinary course of business consistent with past practices since the date hereof;

          (m) effectuate (i) a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment of FRI or any FRI Subsidiary, or (ii) a "mass layoff" (as defined in the WARN Act) affecting any site of employment of FRI or any FRI Subsidiary, without complying fully with any and all notice obligations (and/or pay and benefits in lieu of notice) under the WARN Act or any similar obligation under applicable state or local law requiring notice (and/or pay and benefits in lieu of notice) to employees in the event of a plant closing or layoff. For purposes of the WARN Act and this Agreement, the Effective Time is and shall be the same as the "effective date" within the meaning of the WARN Act;

          (n) commit or agree (in writing or otherwise) to take any of the foregoing actions or any action that would make any representation or warranty in this Agreement untrue or incorrect in any material respect, including as of the date hereof and as of the Effective Time, as if made as of such time;

          (o) take any action with the knowledge that such action would prevent the Merger from qualifying as a reorganization within the meaning of sections 368(a) of the Code; or

          (p) amend any Tax return, settle any Audit or make any election with respect to Taxes which would materially adversely affect the Tax liability of FRI or any FRI Subsidiary.

      SECTION 6.4  No Solicitation.  FRI will not, and will cause the FRI
                   ---------------
Subsidiaries and each of their respective, officers, directors, employees, agents and controlled Affiliates not to, directly or indirectly initiate, solicit, engage in discussions or negotiations concerning, or provide any information to any Person (other than KKR and its Representatives) relating to any Acquisition Proposal. FRI will immediately cease and cause to be terminated any existing activities, discussions and negotiations with respect to any Acquisition Proposal. FRI shall immediately notify KKR if, subsequent to the date hereof, any such negotiations, provision of information or data or discussions are entered into or made or any such inquiries are received in respect thereof, and shall provide details with respect thereto, including the identity of any other party and the price and terms of any Acquisition Proposal.

      SECTION 6.5  Amendment of Certificate and Bylaws; Recapitalization.
                   -----------------------------------------------------
Prior to the Effective Time FRI shall (a) amend and restate its Certificate of Incorporation and Bylaws substantially in the forms set forth in Exhibit 6.5A1 and Exhibit 6.5A2, respectively, (b) issue to the holder of each FRI Share the FRI Dividend and (c) duly adopt a further amendment to such Amended and Restated Certificate of Incorporation, substantially in the form set forth in Exhibit 6.5B, renaming FRI as Koo Koo Roo Enterprises, Inc., such amendment to be filed with the Delaware Secretary of State and effective substantially contemporaneous with the occurrence of the Effective Time.

      SECTION 6.6  Nasdaq National Market Quotation.  FRI shall use
                   --------------------------------
commercially reasonable efforts to (a) cause the FRI Shares to be designated by the NASD as a national market system security in the manner contemplated by
Section 262(b)(2) of the DGCL no later than the effective date of the Merger and
(b) maintain such quotation on the Nasdaq National Market (or any successor system) or list the FRI Shares on the New York Stock Exchange or the American Stock Exchange for a period of five years from the Effective Time unless in the good faith determination of the Board of Directors of FRI, the maintenance of such quotation or listing is not in the best interests of the stockholders of FRI.

      SECTION 6.7  Indemnification and Insurance.
                   -----------------------------

          (a) After the consummation of the Merger, the Surviving Corporation shall remain responsible for the officers' and directors' right to indemnification and exculpation provided for in the Charter Documents of KKR as in effect on the date hereof, with respect to acts and omissions occurring prior to the Effective Time including, without limitation, the transactions contemplated by this Agreement.

          (b) For six years after the Effective Time, FRI shall maintain, or cause the Surviving Corporation to maintain, officers' and directors' liability insurance covering the persons who are presently covered by KKR's officers' and directors' liability insurance policies (copies of which have heretofore been delivered to FRI), with respect to actions and omissions occurring or alleged to have occurred prior to the Effective Time, on terms that are not materially less favorable than the terms of such current insurance in effect on the date hereof; provided, however, that FRI and the Surviving Corporation shall not be obligated to make annual premium payments for such insurance to the extent such premiums exceed $225,050 (175% of the annual premiums paid as of the date hereof by KKR for such insurance (the "Maximum Amount")). If the amount of the annual
                         --------------
premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, FRI and the Surviving Corporation shall maintain the most advantageous policies of directors and officers liability insurance obtainable for an annual premium equal to the Maximum Amount.

          (c) From and after the occurrence of the Effective Time, (i) FRI and the Surviving Corporation shall, to the fullest extent permitted under applicable law, indemnify, defend and hold harmless each present and former director and officer of KKR (collectively, the "Indemnified Parties") against
                                                -------------------
any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any pending, threatened or completed claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to any action or omission occurring prior to the Effective Time (including, without limitation, any claim, action, suit, proceeding or investigation arising out of or pertaining to the transactions contemplated by this Agreement); (ii) in the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), FRI and the Surviving Corporation shall advance expenses to each such Indemnified Party, including the payment of the reasonable fees and expenses of counsel selected by such Indemnified Party, which counsel shall be reasonably satisfactory to the Surviving Corporation promptly after statements therefor are received, provided that (1) FRI and the Surviving Corporation may require such Indemnified Party to undertake to repay such amount if it is ultimately determined in a judicial proceeding that is final and unappealable that such Indemnified Party is not entitled to be indemnified by FRI and the Surviving Corporation in accordance with Section 145 of the DGCL,
(2) in any single action or series of related actions, FRI and the Surviving Corporation shall only be obligated to pay for the fees and expenses of one such counsel (together with appropriate local counsel) for all of the Indemnified Parties unless such counsel would have a conflict of interest in such representation under applicable rules of professional conduct, (3) FRI and the Surviving Corporation will cooperate fully in the defense of any such matter and (4) if it is ultimately determined in a judicial proceeding that is final and unappealable that FRI and the Surviving Corporation wrongly denied their obligation to indemnify the Indemnified Parties pursuant to this Section 6.7(c), the losses to be indemnified shall include the Indemnified Parties' reasonable attorneys' fees in seeking indemnification. Neither FRI nor the Surviving Corporation shall be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld).

          (d) The provisions of this Section 6.7 are intended to be in addition to the rights otherwise available to the directors and officers of KKR by law, charter, statute, bylaw or agreement, shall survive the closing of the transactions contemplated hereby, are intended to benefit each of the Indemnified Parties (each of whom shall be entitled to enforce this Section against the Surviving Corporation) and shall be binding on all successors and assigns of FRI and the Surviving Corporation.

          (e) In the event FRI, the Surviving Corporation or any of their respective successors or assigns (i) consolidate with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of FRI or the Surviving Corporation assume the obligations set forth in this Section 6.7.

      SECTION 6.8  Employee Benefits; Severance.
                   ----------------------------

          (a) For purposes of determining eligibility to participate, entitlement to benefits and in all other respects where length of service is relevant under any of Benefit Plans of FRI and the FRI Subsidiaries, following the Effective Time, FRI shall cause the Benefit Plans of FRI and the FRI Subsidiaries (including vesting, other than vesting under any defined contribution or defined Benefit Plan of FRI and the FRI Subsidiaries), to credit an applicable employee for such employee's service with KKR and any of the KKR Subsidiaries to the same extent such service was credited under the applicable Benefit Plans of KKR and the KKR Subsidiaries immediately prior to the Effective Time.

          (b) At the Effective Time, FRI shall assume and honor, or cause the Surviving Corporation to honor, in accordance with their terms the employment contracts, severance agreements and severance pay policies identified in
Schedule 6.8.

          (c) FRI and KKR agree that each may enter into retention and transition bonus arrangements with its employees after the date hereof and prior to the Effective Time, with the terms and amounts of such payments to be determined and agreed to jointly by the Chief Executive Officers of FRI and KKR.

      SECTION 6.9  Filing of Form S-8.  FRI shall file the Form S-8 with the
                   ------------------
Commission as soon as practicable after the Effective Time and request and use its commercially reasonable efforts to obtain immediate effectiveness thereof.

                                  ARTICLE VII

                                COVENANTS OF KKR

          KKR covenants and agrees as follows:

      SECTION 7.1  Sale of the Hamlet Shares to FRI-MRD.  Concurrently with
                   -------------------------------------
the execution of this Agreement, KKR shall execute and deliver to FRI-MRD a purchase and sale agreement substantially in the form of Exhibit 6.1 relating to the sale of Hamlet Shares to FRI-MRD.

      SECTION 7.2  Loan to KKR.  Concurrently with the execution of this
                   -----------
Agreement, KKR shall, and shall cause each of its Subsidiaries that is a party thereto, to execute and deliver to FRI-MRD the Bridge Loan Agreement.

      SECTION 7.3  Conduct of Business Pending Merger.  Except for Permitted
                   ----------------------------------
Transactions, as otherwise specifically provided in this Agreement or in the other Documents or as otherwise consented to in writing by FRI, which consent shall not be unreasonably withheld, from the date of this Agreement to the Effective Time, KKR will, and will cause each of the KKR Subsidiaries to, conduct its operations only in the ordinary and usual course of business and consistent with past practices and will, and will cause each of the KKR Subsidiaries to, preserve intact its present business organization, take commercially reasonable efforts to keep available the services of its present officers, employees and consultants and preserve its present relationships with licensors, licensees, customers, suppliers, employees, labor organizations and others with whom they have a significant business relationship.

          Without limiting the generality of the foregoing, and except for Permitted Transactions, as otherwise specifically provided in this Agreement or in the other Documents, or as set forth on Schedule 7.3, KKR will not, and will not permit any KKR Subsidiary to, directly or indirectly, from the date of this Agreement to the Effective Time, without the prior written consent of FRI, which shall not be unreasonably withheld:

          (a) adopt any amendment to or otherwise change the Charter Documents of KKR or any KKR Subsidiary;

          (b) authorize for issuance, sale, pledge, disposition or encum brance, or issue, sell, pledge, dispose of or encumber (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase, convertible securities or otherwise), any capital stock of any class or any other securities of, or any other ownership interest in, KKR or any KKR Subsidiary (except for (1) the issuance of KKR Common Shares (i) upon the exercise of options and warrants outstanding on the date hereof, (ii) upon conversion or exchange of the KKR Preferred Shares outstanding on the date hereof or issuable upon the exercise of warrants outstanding as of the date hereof, or (iii) the issuance of KKR Common Shares in payment of accrued and unpaid dividends on the KKR Preferred Shares in accordance with the terms thereof and (2) as contemplated by Sections 7.1 and 7.2 hereof), or amend any of the terms of any such securities or agreements outstanding on the date hereof;

          (c) reclassify, combine, split or subdivide any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, securities or property or any combination thereof) in respect of any class or series of its capital stock (other than regularly scheduled dividends on the KKR Preferred Shares paid in cash in accordance with the terms thereof);

          (d) redeem, purchase or otherwise acquire, or propose or offer to redeem, purchase or otherwise acquire, any outstanding KKR Shares or other securities of KKR or the KKR Subsidiaries;

          (e) organize any new Subsidiary, acquire any capital stock or equity securities of any Person or acquire any equity or ownership interest (financial or otherwise) in any business;

          (f) (i) incur, assume or prepay any material liability, including, without limitation, any indebtedness for borrowed money except in the ordinary course of business and consistent with past practice, and in no event in excess of $50,000, (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for obligations of any third party, (iii) make any loans, advances or capital contributions to, or investments in, any third party,
(iv) mortgage or pledge any of its material properties or assets, tangible or intangible, or create any material Lien thereupon other than Permitted Liens, or
(v) authorize any capital expenditures not in KKR's capital budget on the date hereof which, individually or in the aggregate, are in excess of $50,000;

          (g) license or otherwise transfer, dispose of, permit to lapse or otherwise fail to preserve any Intellectual Property of KKR or any KKR Subsidiary, or dispose of or disclose to any person any trade secret, formula, process or know-how not theretofore a matter of public knowledge, except where such disposal or disclosure would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on KKR.

          (h) enter into or amend any material agreement, contract, lease, commitment or transaction other than in the ordinary course of business, consistent with past practices;

          (i) cancel any debts or waive, release or relinquish any material contract rights or other rights of substantial value other than in the ordinary course of business, consistent with past practices;

          (j) except in accordance with Sections 7.1, 7.4 and 10.1(e), authorize, recommend, propose or enter into or announce an intention to authorize, recommend, propose or enter into an agreement in principle or a definitive agreement with respect to any merger, consolidation, liquidation, acquisition of a material amount of property or assets or securities, or any disposition of a material amount of property or assets or securities;

          (k) make any material change with respect to accounting policies or procedures in effect as of December 31, 1997 except as may be required by generally accepted accounting principles;

          (l) pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business, consistent with past practices, of liabilities reflected or reserved against in the Financial Statements of KKR or incurred in the ordinary course of business, consistent with past practices since the date hereof;

          (m) effectuate (i) a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment of KKR or any KKR Subsidiary, or (ii) a "mass layoff" (as defined in the WARN Act) affecting any site of employment of KKR or any KKR Subsidiary, without complying fully with any and all notice obligations (and/or pay and benefits in lieu of notice) under the WARN Act or any similar obligation under applicable state or local law requiring notice (and/or pay and benefits in lieu of notice) to employees in the event of a plant closing or layoff. For purposes of the WARN Act and this Agreement, the Effective Time is and shall be the same as the "effective date" within the meaning of the WARN Act;

          (n) commit or agree (in writing or otherwise) to take any of the foregoing actions or any action that would make any representation or warranty in this Agreement untrue or incorrect in any material respect, including as of the date hereof and as of the Effective Time, as if made as of such time;

          (o) take any action with knowledge that such action would prevent the Merger from qualifying as a reorganization within the meaning of sections 368(a) of the Code; or

          (p) amend any Tax Return, settle any Audit or make any election with respect to Taxes which would materially adversely affect the Tax liability of KKR or any KKR Subsidiary.

      SECTION 7.4  No Solicitation.
                   ---------------

          KKR will not, and will cause the KKR Subsidiaries and each of their respective Affiliates, officers, directors, employees and agents (collectively "Representatives") not to, directly or indirectly initiate, solicit or, except
----------------
to the extent the Board of Directors of KKR determines in good faith, after consultation with its outside counsel, that such action is required for the Board of Directors of KKR to comply with its duties under Applicable Law, engage in discussions or negotiations concerning, or provide any information to any Person (other than FRI and its Representatives) relating to any Acquisition Proposal. KKR will immediately cease and cause to be terminated any existing activities, discussions and negotiations with any Persons conducted heretofore with respect to any Acquisition Proposal. KKR shall notify FRI immediately if KKR, any of the KKR Subsidiaries or any of their respective Representatives receives any unsolicited proposal concerning an Acquisition Proposal, the identity of the Person making any such proposal and all of the terms and conditions thereof, and shall keep FRI promptly advised of all developments relating thereto. The provisions of this Section 7.4 shall not apply to the Permitted Transactions.

      SECTION 7.5  KKR Stockholder Approval.  KKR, acting through its Board
                   ------------------------
of Directors, shall in accordance with its Charter Documents and all Applicable Laws cause a meeting of its stockholders to be duly called and held as soon as reasonably practicable for purposes of voting on the approval and adoption of this Agreement and the Merger. The exact time period from the date of mailing of the KKR Proxy Statement to the date of the meeting shall be determined by the Board of Directors of KKR, in consultation with FRI, it being understood that such period shall be designed to allow an adequate period for all KKR stockholders to receive such material and vote by proxy, provided that such time period shall in no event exceed 40 calendar days without the prior consent of FRI. The Board of Directors of KKR shall, subject to their fiduciary duties, recommend approval and adoption of this Agreement and the Merger by KKR's stockholders. In connection with such meeting, KKR (a) will, together with FRI in respect of the offering of the FRI Shares pursuant to the Form S-4, use their respective commercially reasonable efforts to file and have cleared by the Commission and will thereafter mail to its stockholders as promptly as practicable the KKR Proxy Statement and all other proxy materials for such meeting and (b) will, subject to the foregoing, use commercially reasonable efforts to obtain the necessary approvals by its stockholders of this Agreement and the transactions contemplated hereby in accordance with the DGCL.

      SECTION 7.6  Affiliates.  Prior to the execution of this Agreement KKR
                   ----------
shall deliver to FRI a letter identifying all persons who, in KKR's reasonable judgment, may be deemed, as of the date of this Agreement, "affiliates" of KKR for purposes of Rule 145 under the Securities Act. KKR shall use commercially reasonable efforts to cause each person named in such letter to deliver a written agreement substantially in the form attached hereto as Exhibit 7.6.

      SECTION 7.7  Employee Benefit Matters. KKR and the KKR Subsidiaries
                   ------------------------
shall terminate each Benefit Plan of KKR and the KKR Subsidiaries which is a "defined contribution plan" or "defined benefit plan," as such terms are defined in Sections 3(34) and 3(35) of ERISA, respectively, effective prior to the Effective Time, and shall appoint FRI as plan administrator under each such plan for the sole purpose of completing the termination thereof, filing all appropriate documents with government agencies and distributing participant accounts in accordance with the applicable provisions of each such terminated Benefit Plan. FRI shall offer participation in each Benefit Plan of FRI and the FRI Subsidiaries which is a defined contribution plan or defined benefit plan to participants in such terminated Benefit Plans of KKR and the KKR Subsidiaries as soon as practicable after the Effective Time, and shall permit such participants to elect direct rollovers of their accounts in such terminated Benefit Plans to such FRI Benefit Plans.

                                  ARTICLE VIII

                                MUTUAL COVENANTS

      SECTION 8.1  Access to Information.
                   ---------------------

          (a) So long as this Agreement has not been terminated, upon reasonable notice and subject to restrictions contained in confidentiality agreements with third parties to which such party is subject (from which such party shall use commercially reasonable efforts to be released), each of KKR and FRI shall (and shall cause each of their respective Subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of the other, reasonable access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, each of KKR and FRI shall (and shall cause each of their respective Subsidiaries to) furnish promptly to the other all information concerning its business, properties and personnel as such other party may reasonably request.

          (b) Each party shall keep such information confidential in accordance with, and shall otherwise abide by, the terms of the Confidentiality, Noncircumvention and Nondisclosure Agreement, dated as of January 20, 1998, as if such party is the Confidant thereunder.

      SECTION 8.2  Preparation of Form S-4 and the KKR Proxy Statement.
                   ---------------------------------------------------
Promptly following the date of this Agreement, FRI shall prepare and file with the SEC the Form S-4, in which the KKR Proxy Statement will be included as a prospectus. Each of FRI and KKR shall use commercially reasonable efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. FRI shall also take any action (other than qualifying to do business or subjecting itself to taxation or service of process in any jurisdiction in which it is not now so qualified or subject) reasonably required to be taken under any applicable state securities law in connection with the issuance of the FRI Shares in the Merger, and KKR shall furnish all information concerning KKR and the holders of the KKR Common Shares and rights to acquire KKR Common Shares pursuant to the KKR Stock Plans, warrants or other arrangements as may be reasonably required in connection with any such action. Each of FRI and KKR shall furnish all information concerning itself to the other as may be reasonably requested in connection with any such action and the preparation, filing and distribution of the Form S-4 and the preparation, filing and distribution of the KKR Proxy Statement. FRI, Merger-Sub and KKR each agree to correct any information provided by it for use in the Form S-4 or the KKR Proxy Statement which shall have become false or misleading.

      SECTION 8.3  Reasonable Efforts.  Subject to the terms and conditions
                   ------------------
of this Agreement, each of the parties hereto agrees to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable consistent with Applicable Law to assure that all conditions to Closing set forth in Article IX of this Agreement are satisfied as expeditiously as possible including, without limitation, (i) the prompt preparation and filing with the Commission of the Form S-4, (ii) the preparation and filing of all applicable forms under the HSR Act, (iii) supplying certification to Latham & Watkins for the purpose of satisfying the condition set forth in Section 9.3(g) and (iv) the preparation and filing of all other forms, registrations and notices required to be filed to consummate the transactions contemplated hereby and the taking of such actions as are necessary to obtain any requisite approvals, consents, orders, exemptions, waivers by any public or private third party. Each party shall promptly consult with the other with respect to, provide any necessary information with respect to and provide the other (or its counsel) copies of, all filings made by such party with any Governmental Authority in connection with this Agreement and the transactions contemplated hereby.

      SECTION 8.4  Brokers or Finders.  Each of KKR and FRI represents, as
                   ------------------
to itself, its Subsidiaries and its Affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any brokers' or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, except (a) fees and expenses to F.M. Roberts & Co. Inc. and to Sutro & Co. Incorporated, which fees and expenses will be paid by KKR in accordance with KKR's agreements as in place on the date hereof with such firms (copies of which have been delivered by KKR to FRI prior to the date of this Agreement), and (b) fees and expenses to Libra Investments, Inc., which fees and expenses will be paid by FRI in accordance with FRI's agreement as in place on the date hereof with such firm. Each of KKR and FRI agrees to indemnify, defend and hold the other harmless from and against any and all claims, liabilities or obligations with respect to any other fees, commissions or expenses asserted by any person on the basis of any act or statement alleged to have been made by or on behalf of such party.

      SECTION 8.5  Notification of Certain Matters.  Between the date of
                   -------------------------------
this Agreement and the Effective Time, KKR shall give prompt written notice to FRI and FRI shall give prompt written notice to KKR, of the occurrence (or non-occurrence) of any event of which any executive officer or director of KKR or FRI, respectively, has knowledge, the occurrence (or non-occurrence) of which would be likely to cause any representation or warranty contained in this Agreement or any other Document to be untrue or inaccurate in any material respect and of any material failure of either party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder and shall use commercially reasonable efforts to cure any such defect; provided, however, that delivery of any notice pursuant to this Section
8.4 shall not limit or otherwise affect the remedies available to either party hereunder.

      SECTION 8.6  Further Information.  As soon as practicable after such
                   -------------------
information becomes available, and in any event not later than thirty (30) days after the end of each fiscal month, KKR shall provide to FRI and FRI shall provide to KKR an unaudited consolidated balance sheet as of the end of such month and the related consolidated statements of results of operations and statements of cash flows for such period provided that such internal financial statements shall be supplied in a form and manner consistent with previously supplied statements.

      SECTION 8.7  Fees and Expenses.
                   -----------------

          (a) Except as set forth in clauses (b) and (c) below or Section 11.8, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be the exclusive obligation of, and shall be paid by, the party incurring such expenses.

          (b) If (i) this Agreement is terminated pursuant to Section 10.1(e) and at the time of such termination neither FRI nor Merger-Sub is in material breach of this Agreement or (ii) following the making by any Person (the "referrent Person") of an Acquisition Proposal with respect to KKR, which
-----------------
Acquisition Proposal is publicly disclosed and not withdrawn, this Agreement is terminated pursuant to Section 10.1(d), at the time of termination neither FRI nor Merger-Sub is in material breach of this Agreement and KKR or any of its Affiliates enters into an agreement setting forth any substantive terms of, or consummates, any Acquisition Proposal with respect to KKR with the referrent Person or any of its Affiliates within six months of the date of such termination, then KKR shall pay to FRI, by wire transfer of immediately available funds, a fee of $6.0 million (the "Fee") (x) in the case of clause (i)
                                             ---
above, within three business days of delivery of written notice of such termination or (y) in the case of clause (ii) above, concurrently with consummation by such referrent Person or any of its Affiliates of any Acquisition Proposal with respect to KKR. KKR shall in no event be obligated to pay more than one such Fee with respect to all such occurrences and such termination. The parties hereto acknowledge that an agreement relating solely to the treatment of confidential information shall not be deemed to relate to the substantive terms of an Acquisition Proposal.

          (c) If (i) this Agreement is terminated (A) pursuant to Section 10.1(b) (unless at the time of termination any of the conditions contained in Sections 9.3(a) through (h) remain unsatisfied or FRI has failed to obtain the consents identified on Schedule 4.4(b)) or (B) pursuant to Section 10.1(d) and
(ii) at the time of either such
termination neither FRI nor Merger-Sub is in breach in any material respect of this Agreement and KKR or any of its Affiliates enters into an agreement setting forth any substantive terms of, or consummates, any Acquisition Proposal with respect to KKR within six months of the date of such termination, concurrently with consummation of such Acquisition Proposal, KKR shall pay to FRI, by wire transfer of immediately available funds, an amount equal to all of the Expenses incurred by FRI; provided, that no Expenses shall be payable pursuant to this
                 --------
clause (c) if KKR has paid the Fee pursuant to clause (b).

      SECTION 8.8  Accountants' Letters.
                   --------------------

          (a) FRI shall use commercially reasonable efforts to cause to be delivered to KKR a "comfort" letter of KPMG Peat Marwick LLP, its independent accountants, dated a date within two business days before the date on which the Form S-4 shall become effective, addressed to KKR, in form and substance reasonably satisfactory to KKR and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4. In connection with FRI's efforts to obtain such letter, if requested by KPMG Peat Marwick LLP, KKR shall deliver to such accounting firm a representation letter complying with SAS 72.

          (b) KKR shall use commercially reasonable efforts to cause to be delivered to FRI a "comfort" letter of BDO Seidman LLP, its independent accountants, dated a date within two business days before the date on which the Form S-4 shall become effective, addressed to FRI, in form and substance reasonably satisfactory to FRI and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4. In connection with KKR's efforts to obtain such letter, if requested by BDO Seidman LLP, FRI shall deliver to such accounting firm a representation letter complying with SAS 72.

        SECTION 8.9  Public Announcements.  FRI and KKR shall consult with
                     --------------------
each other before issuing any press release or otherwise making any public statements with respect to the Merger and shall not, and shall cause each of their Representatives not to, issue any such press release or make any such public statement prior to such consultation, except as may be required by law or any listing agreement with its securities exchange. Contemporaneous with the execution and delivery of this Agreement, FRI and KKR shall cause to be released a joint press release in the form attached hereto as Exhibit 8.8.

                                  ARTICLE IX

                                   CONDITIONS

      SECTION 9.1  Conditions to Each Party's Obligation to Effect the Merger.
                   ----------------------------------------------------------
The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

          (a) The applicable waiting period with respect to the Merger under the HSR Act shall have expired or been terminated.

          (b) The Form S-4 and any required post-effective amendment (if any) shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

          (c) No statute, rule, regulation, executive order, decree or injunction shall have been enacted, entered, promulgated or enforced by any United States court or Governmental Authority of competent jurisdiction which prohibits the consummation of the Merger and shall be in effect.

          (d) This Agreement shall have been approved and adopted by the affirmative vote of the required percentage(s) of each of the outstanding KKR Shares, in each case, in accordance with the DGCL.

          (e) Each party hereto shall have obtained all consents, approvals, authorizations and permits required from third parties and any Governmental Authority necessary for the consummation of the transactions contemplated by this Agreement, except for those consents, approvals, authorizations and permits which the failure to obtain would not reasonably be expected to result in a Material Adverse Effect on FRI or KKR, as the case may be; provided that the failure to obtain required consents in connection with (i) any of KKR's restaurant leases set forth on Schedule 9.1(e) or three or more of KKR's other restaurant leases (in each case unless waived by FRI) or (ii) fourteen or more of FRI's restaurant leases (unless waived by KKR), shall be deemed to constitute a Material Adverse Effect.

          (f) KKR shall have received from Sutro & Co. Incorporated a bring-down opinion dated within two business days of the date of the KKR Proxy Statement confirming the opinion referred to in Section 5.3(c).

      SECTION 9.2  Conditions of Obligations of FRI.  The obligation of FRI
                   --------------------------------
to effect the Merger are further subject to the satisfaction at or prior to the Effective Time of the following conditions, unless waived by FRI:

          (a) The representations and warranties of KKR set forth in this Agreement shall be true and correct in all material respects (except for representations and warranties that contemplate a Material Adverse Effect or Material Adverse Change, which shall be true and correct as written) as of the date of this Agreement and (except to the extent such representations speak as of an earlier date) as of the Effective Time as though made on and as of the Effective Time, except for changes contemplated by this Agreement.

          (b) KKR shall have performed and complied, in all material respects, with all obligations and covenants required to be performed or complied with by it under this Agreement at or prior to the Effective Time.

          (c) FRI shall have received from KKR an officer's certificate substantially in the form of Exhibit 9.2(c) attached hereto.

          (d) FRI shall have received from Latham & Watkins or other counsel to KKR acceptable to FRI, an opinion substantially in the form of Exhibit 9.2(d) attached hereto.

          (e) From the date of this Agreement through the Effective Time, KKR shall not have suffered a Material Adverse Change.

          (f) Holders of no more than seven and one-half percent (7.5%) of KKR Shares outstanding at the Effective Time shall have properly demanded and not rescinded appraisal pursuant to Section 262 of the DGCL.

          (g) The sale of Hamlet Shares to FRI-MRD shall have been completed, and such shares shall be owned by FRI-MRD free and clear of any and all Liens imposed by any action or inaction of KKR or any KKR Subsidiary.

          (h)  The KKR Notes shall have been repaid in full.

          (i) The aggregate liquidation preference of the outstanding shares of Series B Convertible Preferred Stock shall not exceed $100,000, and the only rights the holders of such outstanding shares of Series B Convertible Preferred Stock shall have upon consummation of the Merger shall be of those set forth in Sections 2.6 and 3.4 hereof.

      SECTION 9.3  Conditions of Obligations of KKR.  The obligation of KKR
                   --------------------------------
to effect the Merger is further subject to the satisfaction at or prior to the Effective Time of the following conditions, unless waived by KKR:

          (a) The representations and warranties of FRI set forth in this Agreement shall be true and correct in all material respects (except for representations and warranties that contemplate a Material Adverse Effect or Material Adverse Change, which shall be true and correct as written) already specified as of the date of this Agreement and (except to the extent such representations speak as of an earlier date) as of the Effective Time as though made on and as of the Effective Time, except for changes contemplated by this Agreement.

          (b) FRI shall have performed and complied, in all material respects, with all obligations and covenants required to be performed or complied with by it under this Agreement at or prior to the Effective Time.

          (c) The Board of Directors of FRI shall have been reconstituted as of the Effective Time to consist of those individuals set forth in Exhibit 9.3(c) attached hereto.

          (d) KKR shall have received from FRI an officer's certificate substantially in the form of Exhibit 9.3(d) attached hereto.

          (e) KKR shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, or other counsel to FRI acceptable to KKR, an opinion substantially in the form of Exhibit 9.2(e) attached hereto.

          (f) From the date of this Agreement through the Effective Time, FRI shall not have suffered a Material Adverse Change.

          (g) At or prior to the time the KKR Proxy Statement is mailed to the KKR stockholders, KKR shall have received an opinion from Latham & Watkins, based on customary representations of FRI, Merger-Sub and KKR, substantially to the effect that (i) the Merger will constitute a reorganization within the meaning of section 368(a) of the Code. In the event that Latham & Watkins is unable to deliver such opinion or subsequently withdraws or modifies its opinion as contemplated by the last sentence of this paragraph, FRI may, at its sole and absolute discretion, propose an alternative structure to the Merger which KKR will be required to use commercially reasonable efforts to implement; provided,
                                                                      --------
that (i) KKR shall have received an opinion from Latham & Watkins, based on customary representations of FRI, Merger-Sub and KKR, substantially to the effect that the alternative structure will constitute a reorganiza-tion within the meaning of section 368(a) of the Code, (ii) FRI proposes such alternate structure within 15 business days of receiving notice from KKR that Latham & Watkins is unable to give such opinion and (iii) such alternative structure does not adversely affect the Merger Consideration to be received by the KKR stockholders or any other material economic term of this Agreement. Further, the opinion of Latham & Watkins delivered pursuant to this section shall not have been withdrawn or modified in any material respect as a result of a change in Applicable Law or a change in the underlying facts.

          (h) The FRI Shares shall be approved for quotation on the Nasdaq National Market.

          (i) The sale of Hamlet Shares to FRI-MRD shall have been completed resulting in the receipt by KKR of cash in an amount not less than $20 million.

                                   ARTICLE X

                           TERMINATION AND AMENDMENT

      SECTION 10.1  Termination.  This Agreement may be terminated at any
                    -----------
time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of KKR:

          (a)  by mutual written consent of KKR and FRI;

          (b) by either KKR or FRI, if the Merger shall not have been consummated before December 18, 1998 unless the failure to consummate the Merger by such date shall be due to the action or failure to act of the party seeking to terminate);

          (c) by either KKR or FRI, if any permanent injunction or other order of a court or other competent authority preventing the consummation of the Merger shall have become final and nonappealable;

          (d) by either FRI or KKR if, at the meeting of KKR stockholders called to act on this Agreement (including any adjournment or postponement thereof), the requisite vote of the KKR stockholders shall not have been obtained; or

          (e) by either KKR or FRI, if KKR's Board of Directors shall have withdrawn or modified or changed (including by amendment to the KKR Proxy

Statement) in a manner adverse to FRI or Merger-Sub its approval or recommendation of this Agreement or the Merger.

      SECTION 10.2  Effect of Termination.  In the event of the termination
                    ---------------------
and abandonment of this Agreement pursuant to Section 10.1 hereof, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its affiliates, directors, officers or stockholders, other than the provisions of this Article X and Sections 8.1(b) , 8.7, 11.1, 11.4, 11.5, 11.6, 11.7, 11.8 and 11.11. Notwithstanding the
foregoing, nothing contained in this Section shall relieve any party from liability for any material breach of any covenant, representation or warranty contained herein.

      SECTION 10.3  Amendment.  This Agreement may be amended by the parties
                    ---------
hereto at any time before or after approval of the matters presented in connection with the Merger by the stockholders of KKR and FRI but, after any such approvals, no amendment shall be made that by law requires further approvals by such stockholders without such further approvals. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

      SECTION 10.4  Extension; Waiver.  At any time prior to the Effective
                    -----------------
Time, the parties hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties of the other parties hereto contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein by the other parties hereto. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

                                  ARTICLE XI

                                 MISCELLANEOUS

      SECTION 11.1  Notices.  All notices and other communications hereunder
                    -------
shall be in writing, and shall be deemed given upon receipt if delivered personally, sent by facsimile transmission (receipt of which is confirmed) or by certified or registered mail, return receipt requested, or by a nationally recognized private overnight courier to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                           (a)  if to KKR, to:
                                Koo Koo Roo, Inc.
                                11075 Santa Monica Boulevard, Suite 225
                                Los Angeles, CA  90025

                                Attention:    A. William Allen, III,
                                        Chief Executive Officer and
                                        Ronald D. Garber, Esq.,
                                        General Counsel
                                Facsimile No.:  (310) 479-4221

                           with copies to:

                                Latham and Watkins
                                633 West Fifth Street, Suite 4000
                                Los Angeles, CA  90071
                                Attention:  Anthony J. Richmond
                                Facsimile No.:  (213) 891-8763

                           and

                           (b)  if to FRI, to:

                                Family Restaurants, Inc.
                                18831 Von Karman Avenue, 3/rd/ Floor
                                Irvine, CA 92612
                           Attention: Todd E. Doyle, Vice President and General
                                           Counsel
                                Facsimile No.: (949) 757-8076

                           with a copy to:

                                Skadden, Arps, Slate, Meagher & Flom LLP
                                300 South Grand Avenue
                                Los Angeles, California  90071
                                Attention:  Michael Woronoff
                                Facsimile No.:  (213) 687-5600

      SECTION 11.2  Descriptive Headings.  The descriptive headings herein
                    --------------------
are inserted for convenience only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

      SECTION 11.3  Counterparts.  This Agreement may be executed in two or
                    ------------
more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

      SECTION 11.4  Entire Agreement; Assignment.  This Agreement, along with
                    ----------------------------
the schedules, exhibits and other documents referred to herein, (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof (other than the Non-disclosure Agreement, any provisions of such latter agreement which are inconsistent with the transactions contemplated by this Agreement being superseded by the provisions hereof) and (b) may not be assigned by operation of law or otherwise without the prior written consent of the other parties which may be given or withheld in their sole discretion. Subject to the preceding sentence, this Agreement shall be binding on, inure to the benefit of, and be enforceable by the parties hereto and their respective successors and assigns.

      SECTION 11.5  Governing Law.  This Agreement shall be governed and
                    -------------
construed in accordance with the laws of the State of Delaware without regard to any applicable principles of conflicts of law.

      SECTION 11.6  Specific Performance.  The parties hereto agree that if
                    --------------------
any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

      SECTION 11.7  Parties in Interest.  This Agreement shall be binding
                    -------------------
upon and inure solely to the benefit of each party hereto, and, except for the provisions of Section 6.7 which are intended to be for the benefit of the persons referred to therein and their beneficiaries, and may be enforced by such persons as intended third-party beneficiaries, nothing in this Agreement, express or implied, is intended to or shall confer upon any other person or persons any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

      SECTION 11.8  Attorneys' Fees.  In any suit or action brought by any
                    ---------------
party hereto to enforce this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and costs incurred by the prevailing party in connection therewith, including costs and expenses associated with any and all appeals.

      SECTION 11.9  Survival of Representations and Warranties.  None of the
                    ------------------------------------------
representations and warranties made in this Agreement or in any instrument delivered pursuant to this Agreement shall survive beyond the Effective Time and each shall be deemed to have terminated at and as of the Effective Time. This
Section 11.9 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

      SECTION 11.10  Obligation of FRI.  Whenever this Agreement requires
                     -----------------
Merger-Sub to take any action, such requirement will be deemed to include an undertaking by FRI to cause Merger-Sub to take such action.

      SECTION 11.11  Validity.  The invalidity or unenforceability of any
                     --------
provision of this Agreement shall not affect the validity or unenforceability of any other provisions of this Agreement, which shall remain in full force and effect.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger to be signed by their respective officers thereunto duly authorized as of the date first written above.

                              KOO KOO ROO, INC.

                              By: /s/ A. William Allen, III
                                  -------------------------------
                                   Name:  A. William Allen, III

                                   Title:  Chief Executive Officer


                              FAMILY RESTAURANTS, INC

                              By: /s/ R. T. Trebing, Jr.
                                  -------------------------------
                                   Name: R. T. Trebing, Jr.
                                         ------------------------
                                   Title: EVP/CFO
                                          -----------------------

                              FRI-SUB, INC.

                              By: /s/ R. T. Trebing, Jr.
                                  -------------------------------
                                  Name: R. T. Trebing, Jr.
                                        -------------------------
                                   Title: President
                                          -----------------------